UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Pharmion Corporation

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PHARMION CORPORATION
2525 28th Street, Suite 200
Boulder, Colorado 80301

April 27, 2007

Dear Stockholder,

It is my pleasure to invite you to attend the 2007 Annual Meeting of Stockholders of Pharmion Corporation. We will hold the meeting on Wednesday, June 6, 2007 at 8:30 a.m. at the Hotel Boulderado, at 2115 13th Street, Boulder, Colorado 80302. The accompanying Notice of Annual Meeting and Proxy Statement describe the business to be conducted, details regarding admission to the meeting and information about the Company that you should consider as you vote your shares.

Your vote is important. When you have read the Proxy Statement, please promptly vote your shares by marking, signing, dating and returning the proxy card in the enclosed prepaid envelope or following the enclosed voting instructions. You may also vote your shares on the Internet or by telephone. Whether or not you plan to attend the Annual Meeting, we encourage you to vote as soon as possible to ensure your representation at the meeting.

Thank you for your ongoing support and continued interest in Pharmion Corporation.

Sincerely,

PATRICK J. MAHAFFY
President and Chief Executive Officer

2007 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

PHARMION CORPORATION
2525 28th Street, Suite 200
Boulder, Colorado 80301
(720) 564-9100

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME:	Wednesday, June 6, 2007, at 8:30 a.m. Mountain Daylight Time

PLACE:	Hotel Boulderado 2115 13th Street Boulder, Colorado 80302

ITEMS OF BUSINESS:	(1) To elect Class I Directors for a three-year term (see page 15).

(2) To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007 (see page 16).

(3) To consider such other business as may properly come before the meeting.

RECORD DATE:	You are entitled to vote at the Annual Meeting of Stockholders or any adjournments thereof only if you were a stockholder at the close of business on Monday, April 16, 2007. A list of stockholders of record will be available for inspection at the meeting and, during the 10 days prior to the meeting, in the Investor Relations office at the Company’s address listed above.

VOTING BY PROXY:	For specific instructions on how to vote your shares, refer to the section entitled, Voting Information, on page 3, and the instructions on the proxy card or voting instructions. Please submit a proxy as soon as possible so that your shares are represented and voted at the meeting in accordance with your instructions.

By Order of the Board of Directors

STEVEN DUPONT
Vice President, General Counsel and Secretary

April 27, 2007
at Boulder, Colorado

This notice of annual meeting, proxy statement and form of proxy are being distributed on or about May 4, 2007

PHARMION CORPORATION
2525 28th Street, Suite 200
Boulder, Colorado 80301

PROXY STATEMENT
FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS

April 27, 2007

Questions and Answers

Proxy Materials

1.	Why am I receiving these materials?

The Board of Directors (the “Board”) of Pharmion Corporation, a Delaware corporation (sometimes referred to as “Pharmion,” the “Company,” “we,” “us,” and “our”) is soliciting your proxy to vote at Pharmion’s Annual Meeting of Stockholders, which will take place on Wednesday, June 6, 2007. You are receiving this proxy statement and the enclosed proxy card or voting instructions in preparation of the annual meeting.

As a stockholder, you are invited to attend the annual meeting and are entitled and requested to vote on the items of business to be conducted at the annual meeting described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, follow your broker or nominee’s voting instructions, or you may also be able to submit your proxy over the telephone or on the Internet.

2.	What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, Pharmion’s Board and Board committees, the compensation of directors and certain current and former executive officers for the 2006 fiscal year, and other required information.

We are also enclosing a copy of our 2006 Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2006.

3.	What items of business will be voted on at the annual meeting?

The items of business scheduled to be voted on at the annual meeting are:

•	The election of Class I directors (Proposal 1)

•	The ratification of Pharmion’s independent registered public accounting firm for the 2007 fiscal year (Proposal 2)

We will also consider any other business that properly comes before the annual meeting. See Question 18 “What happens if additional matters are presented at the annual meeting?”

4.	How does the Board recommend that I vote?

Our Board recommends that you vote your shares “FOR” each of the nominees for Class I Director according to Proposal 1, and “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2007 fiscal year according to Proposal 2.

5.	Who is paying for this proxy solicitation?

We are making this solicitation and will pay the entire cost of preparing and distributing these proxy materials and soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies or votes in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other nominees for their costs in forwarding proxy materials to our beneficial owners.

Stock Ownership Information

6.	What is a record holder? And what is the difference between holding shares as a stockholder of record and as a beneficial owner?

Record Holders.  Record holders of our common stock at the close of business on April 16, 2007 (the “Record Date”) may vote at the annual meeting. On April 16, 2007, we had 32,158,122 outstanding shares of common stock, which were held by approximately 2,460 record holders.

Stockholder of Record.  If your shares are registered directly, in your name, with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares and these proxy materials are being sent to you by Pharmion. As the stockholder of record, you have the right to grant your voting proxy directly to Pharmion or to vote in person at the annual meeting.

Beneficial Owner.  If your shares are held in a stock brokerage account or by a bank, trustee or other nominee, you are considered the beneficial owner of shares held in street name. These proxy materials are being forwarded to you by your broker, trustee or nominee, who is considered the record holder with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote, and you are also invited to attend the annual meeting. However, since you are not the record holder, you may not vote these shares in person at the meeting unless you follow your broker’s procedures for obtaining a “legal proxy” from the broker, trustee or nominee, giving you the right to vote the shares at the meeting. Your broker or nominee has enclosed a voting instruction card for you to use.

You are urged to vote by proxy regardless of whether or not you attend the annual meeting.

Voting Information

7.	What shares can I vote?

Each share of our common stock that you own on the Record Date entitles you to one vote. Shares held in your name as the stockholder of record may be voted by proxy or in person at the annual meeting. Shares held beneficially in street name may be voted by following your voting instructions or, in person at the annual meeting, only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

8.	How do I vote by proxy?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the annual meeting. If you are a stockholder of record, you may vote by completing the enclosed proxy card and promptly returning it in the envelope provided. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. You may also be able to submit your proxy over the telephone or on the Internet. Please refer to the voting instruction card provided by your broker, trustee or nominee. If you properly fill in your proxy card and send it to us in time, or properly submit your voting instructions, your proxy holder, Patrick J. Mahaffy or Erle T. Mast, will vote your shares as recommended by our Board.

9.	How do I vote in person?

If you plan to attend the annual meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in a stock brokerage account or by a bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on April 16, 2007, the Record Date for voting, together with a “legal proxy” from the broker, trustee or other nominee.

10.	May I change or revoke my proxy?

You can change your vote or revoke your proxy at any time before the final vote at the annual meeting. If you are the stockholder of record, you may do this by:

•	voting in person at the annual meeting;

•	delivering a written notice of revocation dated after the proxy to our Secretary; or

•	delivering another proxy dated after the previous proxy.

If you hold shares through a broker, trustee or nominee, you must contact your financial institution, broker or nominee for information on how to revoke your proxy or change your vote. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

11.	Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Pharmion or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to Pharmion management.

12.	How are votes cast for each Proposal?

Proposal 1: Election of Class I Directors	You may vote “FOR” all of the nominees to the Board of Directors or you may “WITHHOLD” your vote for any nominee you specify.

Proposal 2: Ratification of the independent registered public accounting firm	You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal 2. If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.”

If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of Pharmion’s Director nominees to the Board, “FOR” ratification of Pharmion’s independent registered public accounting firm, and in the discretion of either of proxy holder, Patrick J. Mahaffy or Erle T. Mast, on any other matters that may properly come before the meeting.

13.	What is the voting requirement to approve each of the proposals?

In the election of Directors, the three persons receiving the highest number of “FOR” votes at the annual meeting will be elected. Proposal 2 requires the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote on this proposal at the annual meeting.

14.	How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “FOR” and “WITHHOLD” and, with respect to proposals other than the election of directors, “AGAINST” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “AGAINST” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If your shares are held by your broker, trustee or nominee, you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

15.	What is the deadline for voting my shares?

If you are a stockholder of record, your vote by proxy must be received before the polls close at the annual meeting. If you hold shares beneficially in street name with a broker, trustee or nominee, please follow the voting instructions provided by your broker, trustee or nominee.

Annual Meeting Information

16.	How can I attend the annual meeting?

You are entitled to attend the annual meeting only if you were a Pharmion stockholder as of the close of business on April 16, 2007 or you hold a valid proxy for the annual meeting. Your name will be verified against the list of stockholders of record on the record date prior to your being admitted to the annual meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to April 16, 2007, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the annual meeting.

The meeting will begin promptly at 8:30 a.m., local time, on Wednesday, June 6, 2007. Check-in will begin at 8:00 a.m., local time, and you should allow ample time for the check-in procedures.

17.	How many shares must be present or represented to conduct business at the annual meeting?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares of Pharmion common stock are represented by stockholders entitled to vote and present in person or represented by proxy. Both abstentions and broker non-votes described previously in Question 14 are counted for the purpose of determining the presence of a quorum. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

18.	What happens if additional matters are presented at the annual meeting?

Other than the two items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Patrick J. Mahaffy and Erle T. Mast, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of our nominees is not available as a candidate for Director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Stockholder Proposals, Director Nominations and Related Bylaw Provisions

19.	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders?

You may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in Pharmion’s proxy statement for the annual meeting next year, the Corporate Secretary must receive the written proposal at our principal executive offices no earlier than February 7, 2008 and no later than March 8, 2008. Such proposals also must comply with Securities and Exchange Commission (“SEC”) regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary
Pharmion Corporation
2525 28th Street, Suite 200
Boulder, Colorado 80301
Fax: (720) 564-9191

20.	What is the deadline to propose or nominate individuals to serve as directors?

A stockholder may send a proposed director candidate’s name and qualifications to the Board at any time. Generally, such proposed candidates are considered at the Board meeting prior to the annual meeting.

To nominate an individual for election at an annual stockholder meeting, the stockholder must give timely notice to the Corporate Secretary in accordance with the bylaws of Pharmion, which, for the 2008 annual stockholder meeting, require that the notice be received by the Corporate Secretary between the close of business on February 7, 2008 and March 8, 2008, unless the annual meeting is moved by more than 30 days before the anniversary date of the 2007 annual meeting, in which case the deadline will be not earlier than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed or the day public announcement of the meeting date was made.

21.	How may I obtain a copy of Pharmion’s bylaw provisions regarding stockholder proposals and director nominations?

You may contact the Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Further Information

22.	What if I have questions for Pharmion’s transfer agent?

Please contact Pharmion’s transfer agent at the phone number or address listed below with questions concerning stock certificates, transfer of ownership or other matters pertaining to your stock account.

American Stock Transfer & Trust Company
59 Maiden Lane
Plaza Level
New York, NY 10038
(800) 937-5449
(718) 921-8124

23.	What is “householding” of annual disclosure documents?

In December 2000, the SEC adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or your broker to send a single set of our annual report and proxy materials to any household at which two or more of our shareholders reside, if we or your broker believe that the shareholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each shareholder will continue to receive a separate proxy card or voting instruction card.

If your household received a single set of disclosure documents this year, but you would prefer to receive a set for each stockholder or if you share a household with another stockholder and you received multiple sets of disclosure documents and would like to only receive one set, please follow these instructions:

•	If you are a stockholder of record, please contact our transfer agent, American Stock Transfer & Trust Company, and inform them of your request by calling them at (800) 937-5449 or writing them at 59 Maiden Lane, New York, New York 10038.

•	If a broker, trustee or other nominee holds your shares, please contact the broker, trustee or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

24.	How may I request an electronic copy (e-delivery) of next year’s annual disclosure documents?

As of July 1, 2007, applicable for our annual disclosure documents in 2008, SEC rules permit us to send you a notice indicating that our proxy materials are available on the Internet and also how you can request a mailed copy. There is a box to check on the proxy card, or you can indicate your request by following your broker or nominee’s voting instructions, if you want to receive our future proxy materials by mail at no cost to you. Even if you do not check the box, you will still have the right to request a free set of proxy materials upon receipt of a notice.

CORPORATE GOVERNANCE AND BOARD MATTERS

Pharmion is committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business in an efficient and effective manner, serving our stockholders well and maintaining Pharmion’s integrity as a global pharmaceutical company. Pharmion has adopted a code of business conduct and ethics for its Board members, officers and employees, known as the Corporate Code of Conduct and Ethics. Pharmion also has adopted Corporate Governance Guidelines to be followed by our Board which, in conjunction with our certificate of incorporation, bylaws and Board committee charters, form the framework for governance. Pharmion’s Corporate Code of Conduct and Ethics and our Corporate Governance Guidelines are available on our web site at www.pharmion.com in the “Investor Relations, Corporate Governance” section. Disclosure regarding any amendments to, or waivers from, provisions of the Corporate Code of Conduct and Ethics that apply to our directors, principal executive or financial officers will be included in a Current Report on Form 8-K within four business days following the date of any amendment or waiver, unless Pharmion has posted such amendments or waivers on its web site.

Copies of the Corporate Code of Conduct and Ethics and the Corporate Governance Guidelines are available to stockholders without charge, upon written request, from:

Pharmion Corporation
Attention: Investor Relations
2525 28th Street
Boulder, CO 80301

Voting for Directors

Our bylaws provide that our business is to be managed under the direction of our Board. Under our certificate of incorporation, our Board is divided into three classes of directors for purposes of election. One class of directors is elected at each annual meeting of stockholders to serve for a three-year term. Our Board currently consists of eight (8) members, classified into the three (3) classes as follows: (1) Brian G. Atwood, M. James Barrett and Edward J. McKinley constitute Class I with a term ending at the 2007 annual meeting; (2) Patrick J. Mahaffy, James Blair and Cam L. Garner constitute Class II with a term ending at the 2008 annual meeting; and (3) Dr. Thorlef Spickschen and Dr. John C. Reed constitute Class III with a term ending at the 2009 annual meeting.

On April 3, 2007, our Board nominated Brian G. Atwood, M. James Barrett and Edward J. McKinley for reelection as directors at our 2007 annual meeting of stockholders for a term of three years, to serve until the 2010 annual meeting of stockholders and until their respective successors have been elected and qualified.

Board Independence

Pharmion’s Corporate Governance Guidelines provide that a majority of the Board will consist of independent directors. The Board has determined that each nominee director standing for reelection, Brian G. Atwood, M. James Barrett and Edward J. McKinley, and each member of each Board committee has no material relationship with Pharmion and is independent within the meaning of the Board’s independence standards, which reflect the criteria for independence of The NASDAQ Stock Market (“NASDAQ”) and the Securities and Exchange Commission (the “SEC”) rules. The current Board is composed of the following seven independent directors.

Brian G. Atwood
James Blair
M. James Barrett
Cam L. Garner
Edward J. McKinley
John C. Reed
Thorlef Spickschen

Mr. Mahaffy is not independent under the Board’s independence standards because of his employment as our President and Chief Executive Officer.

Board Structure

Set forth below are the names of the persons nominated as directors and directors whose terms do not expire this year, their ages as of April 27, 2007, their offices in the Company, if any, background information about their principal occupations or employment, the length of their tenure as directors and the names of other public companies in which such persons hold directorships.

Name	Age	Position with the Company

M. James Barrett, Ph.D.	64	Chairman of the Board of Directors
Brian G. Atwood	54	Director
James Blair, Ph.D.	67	Director
Cam L. Garner	59	Director
Patrick J. Mahaffy	44	President and Chief Executive Officer; Director
Edward J. McKinley	55	Director
John C. Reed, M.D., Ph.D.	48	Director
Thorlef Spickschen	66	Director

M. James Barrett, Ph.D., has served as the Chairman of our board of directors since September 2003. Since September 2001, Dr. Barrett has served as a general partner of New Enterprise Associates, a venture capital firm that focuses on the healthcare and information technology industries. From 1997 to 2001, Dr. Barrett served as Chairman and Chief Executive Officer of Sensors for Medicine and Science, Inc., which he founded in 1997. He continues to serve as the chairman of its board of directors. Dr. Barrett also serves on the board of directors of MedImmune, Inc., Iomai Corporation, Targacept, Inc., YM Biosciences, Inc. and Inhibitex, Inc., and on the boards of several privately-held healthcare companies.

Brian G. Atwood has served as a member of our board of directors since January 2000. Since 1999, Mr. Atwood has served as a Managing Director of Versant Venture Management LLC, a venture capital firm focusing on healthcare that he co-founded. Prior to founding Versant Venture, Mr. Atwood served as a general partner of Brentwood Associates, a venture capital firm. Mr. Atwood also serves on the board of directors of Cadence Pharmaceuticals, Inc., and on the boards of several privately-held pharmaceutical and biotechnology companies.

James Blair, Ph.D., has served as a member of our board of directors since January 2000. Since 1985, Dr. Blair has served as a partner of Domain Associates, L.L.C., a venture capital management company focused on life sciences. Dr. Blair currently serves on the board of directors of the Prostate Cancer Foundation, a philanthropic organization. Dr. Blair is presently an advisor to the Department of Molecular Biology at Princeton University and an advisor to the Department of Bioengineering at the University of Pennsylvania. Additionally, Dr. Blair currently serves on the board of directors of Cadence Pharmaceuticals, Inc., Novacea, Inc., NuVasive, Inc., and Volcano Corporation, and on the boards of several privately-held healthcare companies

Cam L. Garner has served as a member of our board of directors since May 2001. Mr. Garner is a co-founder and currently serves as Chairman and CEO of Verus Pharmaceuticals, Inc., a specialty pharmaceutical company. Mr. Garner served as the chairman of Xcel Pharmaceuticals, Inc., a specialty pharmaceutical company that he co-

founded, from 2001 until its acquisition by Valeant Pharmaceuticals International in March 2005. From 1989 to November 2000, Mr. Garner was Chief Executive Officer of Dura Pharmaceuticals, Inc. and its Chairman from 1995 to 2000. Mr. Garner was also the co-founder and Chairman of DJ Pharma from 1998 to 2000. Mr. Garner serves on the board of directors of Favrille, Inc. and Somaxon Pharmaceuticals, Inc. and as Chairman of the Board of Cadence Pharmaceuticals, Inc. Mr. Garner also serves on the boards of several privately-held pharmaceutical and biotechnology companies.

Patrick J. Mahaffy is a founder of Pharmion and has served as our President and Chief Executive Officer and a member of our board of directors since our inception. From 1992 through 1998, Mr. Mahaffy was President and Chief Executive Officer of NeXagen, Inc. and its successor, NeXstar Pharmaceuticals, Inc., a biopharmaceutical company. Prior to that, Mr. Mahaffy was a Vice President at E.M. Warburg Pincus and Co. Mr. Mahaffy currently serves on the board of Ruxton Pharmaceuticals, Inc., a privately-held biopharmaceutical company.

Edward J. McKinley has served as a member of our board of directors since October 2004. Mr. McKinley is a private investor. Until his retirement in 2003, he was a partner at E.M. Warburg, Pincus and Co., holding various roles including managing the firm’s private equity activity in Europe and serving on the firm’s Management Committee. From 2003 to 2004, he served as a Senior Advisor to Warburg Pincus. Prior to joining Warburg Pincus, he was a consultant with McKinsey and Company. Mr. McKinley also serves on the board of directors of several private companies.

John C. Reed has served as a member of our board of directors since June 2005. Dr. Reed has been the President and Chief Executive Officer of The Burnham Institute, an independent, nonprofit, public benefit organization dedicated to basic biomedical research, since January 2002. Dr. Reed has been with The Burnham Institute for the past thirteen years, serving as the Deputy Director of the Cancer Center beginning in 1994, as Scientific Director of the Institute beginning in 1995 and as Cancer Center Director in 2002. Additionally, he holds adjunct professorships at the University of California San Diego and San Diego State University. Dr. Reed also serves as an advisor and consultant to numerous biotechnology and pharmaceutical companies. He currently serves on the board of directors of Isis Pharmaceuticals, Inc. and Stratagene, Inc. He is also a member of the Board of Trustees of The Burnham Institute.

Thorlef Spickschen has served as a member of our board of directors since December 2001. From 1994 to 2001, Dr. Spickschen was chairman and CEO of BASF Pharma/Knoll AG. Prior to joining Knoll AG, he held executive positions at Boehringer Mannheim GmbH, where he was responsible for sales and marketing and was Chairman of its Executive Board from 1990, and at Eli Lilly & Co. Dr. Spickschen currently serves on the board of Cytos Biotechnology AG, which is publicly-traded in Switzerland, and as Chairman of the Supervisory Board of BIOTEST AG, which is publicly-traded in Germany, and on the boards of several privately-held companies and non-profit organizations in Europe.

Board Committee Composition

As of the date of this proxy statement, our Board has three committees, Audit, Compensation and Nominating and Corporate Governance. Each of the committees operates under a written charter adopted by the Board. All of the committee charters are available on Pharmion’s web site at www.pharmion.com in the “Investor Relations, Corporate Governance” section. During the year ended December 31, 2006, there were ten meetings of our Board, and the various committees of the Board met a total of ten times. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he or she served during 2006. Currently, the Board does not have a formal policy regarding director attendance at our annual meetings of stockholders. However, it is expected that absent compelling circumstances, each of our directors will be in attendance. All of the members of our Board, with the exception of Dr. Reed, were able to attend our 2006 Annual Meeting of Stockholders.

Audit Committee.  Our Audit Committee currently has three members, Messrs. McKinley (Chairman) and Atwood and Dr. Spickschen. Our Audit Committee evaluates the independent auditors qualifications, independence and performance; determines the engagement of the registered public accounting firm to be retained as independent auditors; approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our engagement team as required by law; confers with management and the independent registered public accounting firm regarding the effectiveness of financial reporting controls in effect; reviews our financial statements; reviews our critical accounting policies and estimates; and discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements. All members of the Audit Committee satisfy the current independence standards promulgated by the SEC and by NASDAQ as such standards apply specifically to members of Audit Committees. Our Board has determined that Mr. McKinley is an “audit committee financial expert,” as the SEC has defined that term in Item 401 of Regulation S-K. Please also see the Report of the Audit Committee set forth elsewhere in this proxy statement. Our Audit Committee charter, in addition to being available at our web site, is attached to this proxy statement as Appendix A. The Audit Committee held seven meetings during 2006.

Compensation Committee.  Our Compensation Committee currently has three members, Drs. Blair (Chairman), Barrett and Spickschen. The duties and responsibilities of our Compensation Committee are set forth in detail below in the section entitled, “Compensation Discussion and Analysis.” All members of the Compensation Committee qualify as independent under the definition promulgated by NASDAQ. Please also see the report of the Compensation Committee set forth elsewhere in this proxy statement. The committee held two meetings during 2006.

Nominating and Corporate Governance Committee.  Our Nominating and Corporate Governance Committee currently has three members, Drs. Barrett (Chairman), Atwood and Blair each of whom is a non-management member of our Board. The Nominating and Corporate Governance Committee oversees and assists our Board in reviewing and recommending nominees for election as directors, assessing the performance of the Board, directing guidelines for the composition of our Board members and reviewing and administering our corporate governance guidelines. All members of the Nominating and Corporate Governance Committee qualify as independent under the definition promulgated by NASDAQ. The committee held one meeting during 2006.

New candidates for membership on the Board are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of our stockholders. The committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board and concern for the long-term interests of the stockholders. In the case of incumbent members of the Board whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the independence of that director. In the case of new director candidates, the committee also determines whether the nominee is independent, which determination is based upon applicable NASDAQ rules, applicable SEC rules and regulations and the advice of counsel, if necessary.

In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2008 Annual Meeting of Stockholders using the procedures set forth in our bylaws, it must follow the procedures described in Questions 19 and 20, under “stockholder proposals, director nominations and related bylaw provisions.” If a stockholder wishes to propose a candidate for consideration as a nominee by the Nominating and Corporate Governance Committee, it should submit any pertinent information regarding the candidate to the Nominating Committee by mail at 2525 28th Street, Suite 200, Boulder, CO 80301 (c/o Pharmion Corporation).

To be considered for inclusion in the proxy statement relating to our Annual Meeting of Stockholders to be held in 2008, stockholder proposals must be received not earlier than February 7, 2008 and not later than March 8, 2008, unless the annual meeting is moved by more than 30 days before the anniversary date of the 2007 annual meeting, in which case the deadline will be not earlier than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed or the day public announcement of the meeting date was made.

Compensation Committee Interlocks and Insider Participation

As noted above, during the fiscal year ended December 31, 2006, our Compensation Committee was composed of Drs. Blair (Chairman), Barrett and Spickschen. No member of the Compensation Committee has ever been an employee or officer of Pharmion.

Erle T. Mast, our Executive Vice President and Chief Financial Officer, serves on the board of directors of Verus Pharmaceuticals, Inc., a privately-held pediatric-focused specialty pharmaceutical company. Cam L. Garner, a member of our Board of directors, currently serves as Chairman and CEO of Verus and James Blair, a member of our Board and Compensation Committee, currently serves as a member of the board of directors of Verus. Patrick J. Mahaffy, our President and Chief Executive Officer, serves as Chairman of the board of directors of Ruxton Pharmaceuticals, Inc. a privately-held biopharmaceutical company. M. James Barrett, a member of our Board and Compensation Committee, is also a member of the board of directors of Ruxton Pharmaceuticals, Inc. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our Compensation Committee.

Communications with the Board

Generally, stockholders who have questions or concerns should contact our Investor Relations Department at (720) 564-9150. However, any shareholder who wishes to address questions regarding our business directly with our Board, any Board committee or any individual director should direct his or her questions or other communications in writing to:

Corporate Secretary
Pharmion Corporation
2525 28th Street
Boulder, CO 80301

Non-Employee Director Compensation

As of June 8, 2006, non-employee directors received an annual fee of $25,000, payable in equal quarterly installments, plus a fee of $3,000 for each meeting of the Board attended. An additional annual fee of $20,000 is paid to each member of the Audit Committee and an additional annual fee of $10,000 is paid to the members of each of the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Mahaffy, our President and Chief Executive Officer, does not receive any separate compensation for his Board activities. Members of the Board are reimbursed for all reasonable expenses incurred in connection with their attendance at Board or committee meetings.

Under our 2001 Non-Employee Director Stock Option Plan, as amended and restated, each new non-employee director will receive upon joining our Board an option to purchase 25,000 shares of our common stock, which option vests ratably on each of the first four anniversaries of the date of grant. Additionally, each non-employee director will receive an automatic, annual option grant to purchase 7,500 shares of our common stock on the date of each annual meeting of stockholders, which option vests in full on the first anniversary of the date of grant. All options granted under the 2001 Non-Employee Director Stock Option Plan have a ten-year term and an exercise price equal to the fair market value of our common stock on the grant date.

2006 Compensation of Non-Employee Director Table

						Change
						in Pension
						Value and
	Fees					Nonqualified
	Earned or				Non-Equity	Deferred
	Paid in	Stock	Option		Incentive Plan	Compensation	All Other
	Cash	Awards	Awards		Compensation	Earnings	Compensation	Total
Name	($)(1)	($)	($)(2)		($)	($)	($)	($)

Brian G. Atwood	$61,000	$—	$49,410	(3)	$—	$—	$—	$110,410
M. James Barrett, Ph.D.	46,000	—	49,410	(3)	—	—	—	95,410
James Blair, Ph.D.	49,000	—	49,410	(3)	—	—	—	98,410
Cam L. Garner	32,000	—	49,410	(3)	—	—	—	81,410
Edward J. McKinley	56,000	—	249,437	(4)	—	—	—	305,437
John C. Reed, M.D., Ph.D.	33,000	—	85,862	(5)	—	—	—	118,862
Thorlef Spickschen	62,000	—	49,410	(3)	—	—	—	111,410

(1)	This column reports the amount of cash compensation earned in 2006 for Board and committee service.

(2)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of stock options granted to the non-employee directors. The fair value was estimated using the Black-Scholes option-pricing model in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions, please refer to note 11 of the Pharmion Corporation financial statements in the Form 10-K for the year ended December 31, 2006, as filed with the SEC. For information on the valuation assumptions with respect to grants made prior to 2006, please refer to the note 2 of the Pharmion Corporation financial statements in the Form 10-K for the year ended December 31, 2005, as filed with the SEC. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that may be realized by the directors. At 2006 fiscal year-end, our non-employee directors could exercise their right to purchase common stock for the following outstanding options: Mr. Atwood (48,750), Dr. Barrett (48,750), Dr. Blair (17,500), Mr. Garner (17,500), Mr. McKinley (37,500), Dr. Reed (32,500), Dr. Spickschen (17,500).

(3)	The grant date fair value of each of the option awards outstanding with respect to which the Company recognized compensation expense in 2006 is:

Grant Date
Grant Date	Fair Value

6/1/2005	$43,775
6/8/2006	55,247

(4)	The grant date fair value of each of the option awards outstanding with respect to which the Company recognized compensation expense in 2006 is:

Grant Date
Grant Date	Fair Value

10/14/2004	$600,082
6/1/2005	43,775
6/8/2006	55,247

(5)	The grant date fair value of each of the option awards outstanding with respect to which the Company recognized compensation expense in 2006 is:

Grant Date
Grant Date	Fair Value

6/1/2005	$218,875
6/8/2006	55,247

Executive Officers of the Company

The following table sets forth certain information regarding each executive officer as of April 27, 2007, who is not also a director. We have employment agreements with each executive officer, which have been previously filed with the SEC.

Name	Age	Position with the Company

Erle T. Mast	44	Executive Vice President and Chief Financial Officer
Gillian C. Ivers-Read	53	Executive Vice President, Development Operations
Michael D. Cosgrave	52	Executive Vice President and Chief Commercial Officer
Steven N. Dupont	47	Vice President, General Counsel and Secretary
Andrew R. Allen	40	Executive Vice President and Chief Medical Officer

Erle T. Mast has served as our Chief Financial Officer since July 2002 and as Executive Vice President since February 2006. From 1997 through 2002, Mr. Mast worked for Dura Pharmaceuticals and its successor, Elan Corporation. From 2000 to 2002, he served as Chief Financial Officer for the Global Biopharmaceuticals business for Elan. From 1997 to 2000, Mr. Mast served as Vice President of Finance for Dura. Prior to that, Mr. Mast was a partner with Deloitte & Touche, LLP.

Gillian C. Ivers-Read has served as our Vice President, Clinical Development and Regulatory Affairs since April 2002, as Executive Vice President, Clinical Development, Regulatory Affairs and Medical since February 2006 and as our Executive Vice President, Development Operations since August 2006. Between 1996 and 2001, Ms. Ivers-Read held various regulatory positions with Hoechst Marion Roussel and its successor Aventis Pharmaceuticals, Inc., where she most recently held the position of Vice President, Global Regulatory Affairs. From 1994 to 1996, Ms. Ivers-Read was Vice President, Development and Regulatory Affairs for Argus Pharmaceuticals and from 1984 to 1994 she served as a regulatory affairs director for Marion Merrell Dow.

Michael D. Cosgrave has served as our Vice President, International Commercial Operations since November 2000, as Executive Vice President, Global Commercial Operations since July 2005, and as our Executive Vice President and Chief Commercial Officer since August 2006. From 1991 to November 2000, Mr. Cosgrave served in various business development and sales and marketing positions for NeXagen, Inc. and its successor, NeXstar Pharmaceuticals, Inc., where he most recently held the position of Vice President, Sales and Marketing with responsibility for markets in the Middle East, Asia, Africa, Australia and Greece. From 1980 to 1991, Mr. Cosgrave worked for Johnson and Johnson UK Ltd. with business development and general manager responsibilities in various international countries.

Steven N. Dupont has served as our Vice President, General Counsel and Secretary since January 2005. From 2001 through 2004, Mr. Dupont was a partner at Cooley Godward LLP, a Silicon Valley-based law firm and outside counsel to the Company. From 1995 until his promotion to partner at the firm in January 2001, Mr. Dupont was a business associate at Cooley Godward. Prior to 1995, Mr. Dupont was an associate at Jenner & Block, a Chicago-based law firm.

Andrew R. Allen has served as our Executive Vice President and Chief Medical Officer since August 2006. From October 2004 to 2006, Dr. Allen served as Vice President of BioPharma Development and head of the Oncology Therapeutic Unit for Chiron Corporation. From 2002 to October 2004, Dr. Allen served as global head of development for Abbott Laboratories’ oncology franchise. From 1999 to June 2002, Dr. Allen was an engagement manager for McKinsey & Company, leading internal and client teams in the development and execution of business strategies for biotechnology and pharmaceutical companies.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of our common stock as of April 6, 2007 for (a) the executive officers named in the “Summary Compensation Table” of this proxy statement (the “Named Executive Officers”), (b) each of our directors, (c) all of our current directors and Named Executive Officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and means voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of April 6, 2007 pursuant to the exercise of options to be outstanding for the purpose of computing the percentage ownership of such individual or group, but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 32,155,021 shares of our common stock outstanding on April 6, 2007. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Pharmion Corporation, 2525 28th Street, Boulder, Colorado 80301.

	Shares of
	Common Stock
	Beneficially Owned
Name and Address of Beneficial Owner	Number		Percent

Stockholders owning approximately 5% or more
Entities affiliated with New Enterprise Associates	2,894,268	(1)	9.0%
T. Rowe Price Associates, Inc.	2,495,334	(2)	7.8%
Entities affiliated with Domain Associates	2,309,863	(3)	7.2%
Sectoral Asset Management, Inc.	2,005,757	(4)	6.2%
Celgene Corporation	1,939,598	(5)	6.0%
Entities affiliated with OSS Capital Management	1,798,420	(6)	5.6%
Entities affiliated with S.A.C. Capital Advisors	1,644,875	(7)	5.1%
Pictet Funds — Biotech	1,611,900	(8)	5.0%
Directors and Executive Officers
M. James Barrett	2,943,673	(9)	9.1%
James C. Blair	2,353,635	(10)	7.3%
Brian G. Atwood	517,847	(11)	*
Cam L. Garner	17,500	(12)	*
Edward McKinley	147,500	(12)	*
John C. Reed	32,500	(12)	*
Thorlef Spickschen	36,250	(12)	*
Patrick J. Mahaffy	567,263	(13)	1.8%
Erle T. Mast	182,658	(12)	*
Gillian C. Ivers-Read	135,474	(12)	*
Michael D. Cosgrave	95,496	(12)	*
Steven N. Dupont	67,708	(12)	*
All directors and executive officers as a group (12 Persons)	7,097,504		21.5%

*	Represents beneficial ownership of less than one percent of our common stock.

(1)	Stock ownership is based on a Schedule 13D/A filed with the SEC on October 8, 2004. This report indicates that 2,894,268 shares of common stock are owned by New Enterprise Associates 10, L.P. New Enterprise Associates is located at 1119 St. Paul Street, Baltimore, MD 21202.

(2)	Stock ownership is based on a Schedule 13G filed with the SEC on February 14, 2007. This report indicates that 2,495,334 shares of common stock are owned by T. Rowe Price Associates, Inc., T. Rowe Price Associates, Inc. is located at 100 E. Pratt Street, Baltimore, MD 21202.

(3)	Stock ownership is based on a Schedule 13D/A filed with the SEC on June 12, 2006. This report indicates that 800,708 shares of common stock are owned by Domain Partners IV, LP; 9,155 shares of common stock are owned by DP IV Associates, LP; 1,484,100 shares of common stock are owned by Domain Partners VI, LP; and 15,900 shares of common stock are owned by DP VI Associates, LP. The filers are located at One Palmer Square, Princeton, NJ 08542.

(4)	Stock ownership is based on a Schedule 13G/A filed with the SEC on February 9, 2007. Sectoral Asset Management Inc. is located at 1000 Sherbrooke Street, West Montreal, A1 PQ H3A 3G4 Canada.

(5)	Stock ownership is based on a Schedule 13G filed with the SEC on March 8, 2004. Celgene Corporation is located at 86 Morris Avenue, Summit, NJ 07901.

(6)	Stock ownership is based on a Schedule 13G/A filed with the SEC on February 14, 2006, representing that 70,910 shares of common stock are owned by Oscar S. Schafer & Partners I LP; 773,385 shares of common stock are owned by Oscar S. Schafer & Partners II LP; 844,295 shares of common stock are owned by O.S.S. Advisors LLC; 954,125 shares of common stock are owned by O.S.S. Overseas Fund Ltd.; and 1,798,420 shares of common stock are owned by Schafer Brothers LLC. The filers are located at 598 Madison Avenue, New York, NY 10022, with the exception of O.S.S. Overseas Fund Ltd, which is located at SEI Investments Global (Cayman) Limited, Harbor Place, 5th Floor, South Church Street, P.O. Box 30464 SMB, Grand Cayman, Cayman Islands, British West Indies.

(7)	Stock ownership is based on a Schedule 13G filed with the SEC on March 1, 2007, representing that 1,292,875 shares of common stock are owned by S.A.C. Capital Advisors, LLC and 352,000 shares of common stock are owned by Sigma Capital Management, LLC. The filers are located at 72 Cummings Point Road, Stamford, CT 06902.

(8)	Stock ownership is based on a Schedule 13G filed with the SEC on September 16, 2005. Pictet Funds is located at Pictet & Cie Europe SA, 1 Boulevard Royal, Luxembourg L-2016 N4.

(9)	Includes 48,750 shares of common stock subject to outstanding options which are exercisable within the next 60 days, 655 shares of common stock owned solely by Dr. Barrett and 2,894,268 shares of common stock owned by New Enterprise Associates 10, L.P., of which Dr. Barrett is a General Partner. Dr. Barrett disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in such shares.

(10)	Includes 48,750 shares of common stock subject to outstanding options which are exercisable within the next 60 days and 800,708 shares of common stock owned by Domain Partners IV, L.P., 9,155 shares of common stock owned by DP IV Associates, L.P. and 25,066 shares of common stock owned by James C. Blair. Dr. Blair is a managing member of One Palmer Square Associates IV, L.L.C., which is the general partner of Domain Partners IV, L.P. and DP IV Associates, L.P. Dr. Blair disclaims beneficial ownership of the shares owned by Domain Partners IV, L.P. and DP IV Associates, L.P., except to the extent of his pecuniary interest in such shares.

(11)	Includes 48,750 shares of common stock subject to outstanding options which are exercisable within the next 60 days and 469,097 shares of common stock owned by Versant Ventures I, LLC based on a Schedule 13G filed with the SEC on February 10, 2005. Mr. Atwood is a managing director of Versant Ventures I, LLC, located at 3000 Sand Hill Road, Building Four, Suite 210, Menlo Park, CA 94025. Mr. Atwood disclaims beneficial ownership of the shares owned by Versant Ventures I, LLC, except to the extent of his pecuniary interest in such shares

(12)	Includes shares of common stock subject to outstanding options which are exercisable within the next 60 days as follows: Cam Garner (17,500), Edward McKinley (37,500), John C. Reed (32,500), Thorlef Spickschen (36,250), Erle T. Mast (174,374), Gillian Ivers-Read (101,458), Michael D. Cosgrave (95,496) and Steven N. Dupont (67,708).

(13)	Includes 258,124 shares of common stock subject to outstanding options which are exercisable within the next 60 days and 309,139 shares of common stock held by Mr. Mahaffy. Since the date of the filing of Mr. Mahaffy’s last ownership report, Mr. Mahaffy has transferred 252,657 vested and exercisable nonqualified options to purchase shares of common stock and 159,138 shares of common stock to his former spouse pursuant to a divorce decree. Mr. Mahaffy no longer reports as beneficially owned any securities owned by his former spouse.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis.

PROPOSAL NO. 1

ELECTION OF CLASS I DIRECTORS

For the election of Class I Directors, the three nominees receiving the highest number of votes will be elected. Abstentions and broker non-votes (as described in Question No. 14) will have no effect on the voting outcome with respect to the election of directors. We will vote your shares as you specify on your proxy card. If you sign, date and return the proxy card but do not specify how you want your shares voted, we will vote them for the election of the nominees listed below. If you do not wish to have your shares voted for the nominees, you may so indicate in the space provided in the proxy card. If unforeseen circumstances (such as death or disability) make it necessary for the Board to substitute another person for any of the nominees, we will vote your shares for such other person. If we do not name substitute nominees, the size of the Board will be reduced. The Board knows of no reason why the nominees would not be available to serve at the time of the annual meeting.

The Board has nominated Brian G. Atwood, M. James Barrett and Edward J. McKinley for reelection as directors at our 2007 annual meeting of stockholders for a term of three years to serve until the 2010 annual meeting of stockholders, and until their respective successors have been elected and qualified. The Class II directors (Patrick J. Mahaffy, James Blair and Cam L. Garner) and the Class III directors (Dr. Thorlef Spickschen and Dr. John C. Reed) will serve until the annual meetings of stockholders to be held in 2008 and 2009, respectively, and until their respective successors have been elected and qualified.

The following is a brief listing of the age, term as a director of our Board, principal occupation, business experience and other directorships of the nominees for election as Class I Directors.

Nominees for Directors in Class I

(The term of these nominee Directors would expire at the annual meeting of stockholders in 2010)

Brian G. Atwood, age 54, has served as a member of our board of directors since January 2000. Since 1999, Mr. Atwood has served as a Managing Director of Versant Venture Management LLC, a venture capital firm focusing on healthcare that he co-founded. Prior to founding Versant Venture, Mr. Atwood served as a general partner of Brentwood Associates, a venture capital firm. Mr. Atwood also serves on the board of directors of Cadence Pharmaceuticals, Inc., and on the boards of several privately-held pharmaceutical and biotechnology companies.

M. James Barrett, Ph.D., age 64, has served as the Chairman of our board of directors since September 2003. Since September 2001, Dr. Barrett has served as a general partner of New Enterprise Associates, a venture capital firm that focuses on the healthcare and information technology industries. From 1997 to 2001, Dr. Barrett served as Chairman and Chief Executive Officer of Sensors for Medicine and Science, Inc., which he founded in 1997. He continues to serve as the chairman of its board of directors. Dr. Barrett also serves on the board of directors of MedImmune, Inc., Iomai Corporation, Targacept, Inc., YM Biosciences, Inc. and Inhibitex, Inc., and on the boards of several privately-held healthcare companies.

Edward J. McKinley, age 55, has served as a member of our board of directors since October 2004. Mr. McKinley is a private investor. Until his retirement in 2003, he was a partner at E.M. Warburg, Pincus and Co. During Mr. McKinley’s 20 years with Warburg Pincus, he performed various roles including managing the firm’s private equity activity in Europe and serving on the firm’s Management Committee. From 2003 to 2004, he served as a Senior Advisor to Warburg Pincus. Prior to joining Warburg Pincus, he was a consultant with McKinsey and Company. Mr. McKinley also serves on the boards of directors of several private companies.

The Board of Directors recommends a vote “FOR” the above nominees for Director.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the recommendation of the Audit Committee, the Board has appointed the firm of Ernst & Young LLP (“Ernst & Young”), as independent registered public accounting firm to audit the financial statements of Pharmion for the fiscal year ended December 31, 2007. The affirmative vote of a majority of the total number of votes present in person or by proxy and entitled to be cast will ratify the appointment of Ernst & Young as the independent registered public accounting firm to audit the financial statements of Pharmion for the fiscal year ending December 31, 2007.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. It is understood that even if the selection of Ernst & Young as the independent registered public accounting firm is ratified, the Board and the Audit Committee, at their discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year if the Board and Audit Committee believe that such change would be in the best interests of the Company and its stockholders. If the stockholders do not ratify the Board’s selection of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007, the Board will consider the matter at its next meeting.

The Board of Directors recommends a vote “FOR” Proposal 2.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This discussion and analysis of the compensation programs for our Named Executive Officers for 2006 should be read together with the compensation tables and related disclosures which follow. In addition to a description of compensation actions taken in respect of the 2006 fiscal year, this discussion contains forward looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. In consideration of the flexibility necessary for furthering the objectives of our compensation policies set forth below, actual compensation programs that we adopt in subsequent years may differ materially from our current programs.

Role of Our Compensation Committee

The Compensation Committee is appointed by our Board and consists of directors who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code and “independent” for purposes of NASDAQ Marketplace Rule 4350(c)(3). Our Compensation Committee is comprised of Drs. James Blair, M. James Barrett and Thorlef Spickschen, and is chaired by Dr. Blair. The Committee’s membership has remained constant since 2003.

Our Compensation Committee is responsible for formulating, reviewing and evaluating our compensation programs for directors, executives and key employees, and all compensation programs involving the use of Pharmion common stock, to ensure consistency with our compensation philosophy and corporate governance guidelines. Our Compensation Committee is responsible for establishing the executive compensation packages offered to our Chief Executive Officer and other Named Executive Officers, and for making recommendations to our Board concerning the adoption of equity-based compensation and benefit plans and compensation arrangements with our non-employee directors.

Further, our Compensation Committee is charged with producing its annual report on Named Executive Officer compensation for inclusion in Pharmion’s proxy statement for our annual meeting of stockholders, including the review and approval of this Compensation Discussion and Analysis. The Committee serves other functions set forth in its committee charter, posted on our company web site at www.pharmion.com in the “Investor Relations, Corporate Governance” section.

Our Compensation Committee has taken the following steps to ensure that our Named Executive Officer compensation programs are consistent with both our compensation philosophy and our corporate governance guidelines:

•	engaging and directing Compensia, Inc., from 2005 to the present, as its independent executive compensation and benefits consultant, to assess the structure and competitiveness of our Named Executive Officer compensation strategies through analysis of the cash and equity components, annual targets and total equity ownership of our executive compensation program relative to market norms, to collect and report on data from public filings of peer companies and industry surveys; to assess the pay and performance relationship of Pharmion’s executive compensation program on an absolute basis and relative to peer companies; to identify gaps and opportunities for improvement of the executive compensation program and to present alternatives and recommendations;

•	with the assistance of Compensia, Inc. and senior management, developing appropriate executive compensation structures based, in part, on targeting a competitive level of executive compensation as measured within our peer group and against targeted compensation strategies;

•	maintaining a practice of reviewing performance, based on achievement of our corporate strategy and goals for determining the total compensation earned, paid or awarded to our Chief Executive Officer, independent of input from him;

•	reviewing the individual performance of our other Named Executive Officers and key employees, on a twice yearly basis, with assistance from our Chief Executive Officer, for determination of what we believe to be appropriate total compensation for our Named Executive Officers based on competitive levels measured within our peer group and overall and individual performance toward achievement of our corporate strategy and goals; and

•	maintaining the practice of holding executive sessions (without management present) at Compensation Committee meetings.

The Committee does not delegate any of its functions or responsibilities to others in setting compensation for our Named Executive Officers.

Role of Management in Determining Executive Compensation

The Compensation Committee chair and the full Committee engage in regular discussions with management, including our Chief Executive Officer and our Vice President of Human Resources, as part of its evaluation and deliberation processes. In connection with these discussions, the Committee regularly communicates its expectations concerning the information required to fulfill its obligations under the Committee’s charter. Management regularly provides the Committee with information concerning compensation practices of competitive companies to supplement information provided by the independent compensation consultant, corporate and individual goals, the Company’s organizational development plans and expectations and concerns of employees, including senior management.

Communication between the Committee and senior management is critical in helping the Committee understand the implications of compensation decisions. Our Chief Executive Officer, Vice President of Human Resources and other key personnel within management, including our Chief Financial Officer, also play an essential role in providing the full transparency of facts and figures that support the Committee’s compensation decisions. Summary reports and charts drafted by senior management and the independent compensation consultant help identify any potential issues with our compensation program design and ensure that the Committee’s compensation decisions take into consideration employee concerns and the specific needs of the Company.

Executive Compensation

Overview

Our executive compensation and benefits program for our Named Executive Officers provides the means through which the Company and its subsidiaries attract and retain superior talent critical to our long-term success and reward performance. This program seeks to fulfill three primary objectives:

•	preserving and drawing talent to our creative, collegial and integrated management team, whose members understand and share our business objectives and ethical and cultural values;

•	rewarding our Named Executive Officers based on their willingness to challenge and improve existing policies and structures, and their ability to overcome difficult challenges within our business; and

•	aligning the interests of our Named Executive Officers with the long-term interests of our stockholders through the grant of equity-based awards whose value derives from the value of our common stock, thereby encouraging the achievement of superior results over an extended period.

At the beginning of each year, our Named Executive Officers engage in a collaborative process with the Board to develop our corporate strategy and establish quantifiable and achievable business goals for the year. Our Board then approves a set of corporate objectives that the Board deems important to both the short-term and long-term success of our Company. Annual corporate objectives typically include product sales revenue goals, regulatory and product development milestones and corporate development milestones. The annual corporate goals assist the Compensation Committee in its retrospective review of corporate and individual performance as part of the analyses it undertakes to determine the ultimate composition of our Named Executive Officers’ total compensation package, including bonus and equity award amounts, as well as other component levels. The corporate goals for 2006 are described in the section below entitled, “Compensation Actions Taken in Respect of 2006 Service.”

Additionally, each Named Executive Officer, other than our Chief Executive Officer, defines his or her annual personal objectives that are consistent with and further the achievement of the corporate goals set by the Board, and that further define compatible objectives for the functional areas of our business for which he or she shares responsibility. These personal and functional area objectives established by our Named Executive Officers are reviewed and approved by Mr. Mahaffy, our Chief Executive Officer.

In the Compensation Committee’s retrospective annual review of performance for each Named Executive Officer, the Committee considers, with assistance from Mr. Mahaffy, each Named Executive Officer’s level of achievement versus his or her personal and functional area objectives. The annual incentive bonuses for these Named Executive Officers, as is finally determined by the Committee, has been weighted 75% on the collective achievement of corporate goals, and 25% toward each Named Executive Officer’s achievement of his or her personal and functional area objectives. Mr. Mahaffy’s annual incentive bonus is tied solely to our collective achievement of the corporate goals.

Components of our Compensation Program

Our performance-driven executive compensation and benefit program for our Named Executive Officers consists of five components: base salary, incentive bonuses, long-term discretionary equity incentives, benefits and severance compensation/termination protection. In allocating between salary and discretionary incentives (including discretionary annual bonuses and stock option and restricted stock grants), our Compensation Committee attempts to strike an appropriate balance between providing a liquid, fixed form of compensation that is both fair and competitive and compensation that rewards the achievement of specific strategic and personal goals. Only one of our Named Executive Officers, Mr. Cosgrave, our Chief Commercial Officer, receives a sixth component: perquisites, which are listed by description and amount in the Summary Compensation Table included below. Perquisites received by Mr. Cosgrave directly relate to his non-US-based and global leadership status with, and required duties for, the Company.

Cash Compensation

We utilize base salary and annual discretionary incentive bonuses to motivate and reward our Named Executive Officers for the achievement of individual, functional business area and corporate goals. For 2006, approximately 57% of our Chief Executive Officer’s total compensation was delivered in cash form. The level of cash compensation paid to our other Named Executive Officers ranged from approximately 61% to 76% of total compensation.

Base Salary.  Base salaries are set competitively relative to companies within our “peer group” (see the discussion on “Benchmarking and Target Pay Positioning” below.) In a review of our peer group, the Compensation Committee seeks to compare our compensation arrangements with those of executives who have comparable levels of responsibility and expected levels of contribution to those of our Named Executive Officers.

In setting or adjusting base salaries of our Named Executive Officers, the Committee also takes into account the level of competition among biotech/pharmaceutical companies, in general, to attract talented personnel, and it reviews the experience, market data (indicating what the industry is paying for comparable positions and talent levels) and skills necessary to attract the level of competence needed for our Named Executive Officer positions. Compensia, Inc.’s analyses provided to the Committee include a review of our compensation components and an analysis of the allocation between short-term and long-term and cash and non-cash components, and aid the Compensation Committee in determining an appropriate base salary in relation to the other components of compensation in our executive compensation program.

The Compensation Committee reviews base salary levels for our Named Executive Officers on an annual basis taking into consideration individual performance measured against the achievement of the prior year’s established corporate and individual goals. Base salary adjustments, if any, are generally effective March 1st.

Annual Incentive Bonuses.  The Compensation Committee establishes annual cash bonus targets as a percentage of base salary for our Chief Executive Officer and the other Named Executive Officers of the Company based upon its reviews of peer group data and the analyses prepared by its independent compensation consultant.

The bonus targets currently established are: 50% of the annual base salary of our Chief Executive Officer, 40% of the annual base salary of our Executive Vice Presidents and 35% of annual salary of our other executive officers.

We believe our cash bonus program provides a powerful incentive for our Named Executive Officers to pursue objectives that are consistent with the strategic objectives of the Company as determined by our Board. At the beginning of each year, the Committee evaluates the Company’s performance against the established corporate objectives for the previous year. The Committee then determines the amount of each Named Executive Officer’s bonus, if any, based on the established bonus targets (see the discussion on “Benchmarking and Target Pay Positioning” below) and from a subjective assessment by the Committee of the Named Executive Officer’s progress toward achieving the prior year’s established corporate and individual goals. Incentive bonuses are generally paid in mid-March with respect to performance and service during the prior fiscal year.

Long-term Incentive Compensation

Long-term equity incentive compensation, in the form of stock options and restricted stock units, encourages our Named Executive Officers to take appropriate risks with the Company’s capital to generate returns for our stockholders while sharing some of the downside risk of such decision-making. The size of the awards is designed to reward past performance, encourage retention and create an incentive to meet long-term objectives. The regulatory approval process for our developing product portfolio can take a significant amount of time, as can the research and development of a product prior to regulatory submission and the post-approval commercialization of that product. We believe this long-term compensation component is an effective retention tool that helps our Company achieve consistent progress toward the development of products and continuity of leadership. Each Named Executive Officer’s leadership roles require different experience, skills and talents for each of our functional areas. Awards are set at the levels calculated to be competitive within our peer group, as well as within a broader group of biotechnology and pharmaceutical companies with whom we compete for executive talent.

In determining the size of each equity award to a Named Executive Officer, the Compensation Committee takes into account the number of shares previously granted to the officer, the Company’s performance and the performance of the individual executive against the established corporate and individual goals, and the interaction of the compensation components in the structure of our executive compensation program.

Equity awards are typically approved by the Compensation Committee for grant to our Named Executive Officers upon the commencement of employment. In addition, historically, at its December meeting, the Compensation Committee considers incentive equity grants for each Named Executive Officer. The Committee reviews recommendations from management and its independent compensation consultant, and makes an independent determination of the equity awards with respect to each Named Executive Officer based on the criteria described above. It is our Company’s practice not to make equity grant awards to our Named Executive Officers or to any employees prior to or in coordination with the release of any material non-public information.

Stock option awards to our Named Executive Officers vest over a period of four years from the date of the grant, with twenty-five percent of the award vesting one year following the grant date, followed by prorated (1/48) monthly vesting over the following three years. Stock options have a seven year term. The per share exercise price for the annual grants awarded prior to December 6, 2006, was set at the per-share closing price of the Company’s common stock listed on the most recent NASDAQ exchange trading day prior to the date of the grant. For grants awarded on and after December 6, 2006, due to the Compensation Committee’s modification in the manner in which fair market value is determined under our stock option plan, the per-share exercise price for stock option grants is set at the per share closing price of the Company’s common stock listed on the NASDAQ exchange on the date of the grant.

Restricted stock unit awards to our Named Executive Officers generally vest over a period of four years from the date of the award, with twenty-five percent of the units granted vesting one year following the grant date, followed by the prorated quarterly vesting over the remaining three-year period.

Benefits

We provide benefits to our U.S.-based Named Executive Officers, Messrs. Mahaffy, Mast and Dupont and Ms. Ivers-Read on the same basis as such benefits are provided to all U.S. employees.

These benefits are consistent with those offered by other U.S.-based companies and specifically with those companies with which we compete for employees. We reserve the right to alter, amend and/or terminate benefits at our sole discretion.

Under terms of his employment agreement, Mr. Cosgrave, our Executive Vice President and Chief Commercial Officer based in our Thailand subsidiary, receives private medical insurance coverage, long-term disability and life insurance coverage, and a Company contribution of ten percent of his monthly base salary to Mr. Cosgrave’s chosen personal pension scheme. Additionally, amounts paid to Mr. Cosgrave from our Thailand subsidiary are, by agreement, grossed-up for Thai tax purposes. We believe the benefits provided to Mr. Cosgrave are competitive with other non-U.S.-based executives providing similar global leadership to U.S. companies in similar international locations.

Severance Compensation and Termination Protection

We have entered into employment agreements with our Named Executive Officers, including our Chief Executive Officer. The employment agreements provide for severance payments and other benefits if the executive officer’s employment is terminated without cause or if the executive officer terminates his or her employment for good reason (a “Qualifying Termination”). In addition, upon a Qualifying Termination within two years after a change in control, all outstanding stock options and other equity awards granted by us to the executive officer accelerate and become immediately exercisable. These employment agreements also specify that our Named Executive Officers are eligible to receive gross-up payments for any amounts they receive in connection with a change in control that would be subject to excise taxes under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), as well as any additional federal, state, local and excise tax on such gross-up payments. The terms “cause,” “just cause,” “good reason,” “termination,” “change of [or in] control” and “severance” are defined in the employment agreements. Each referenced agreement has been furnished previously with our SEC filings.

Each employment agreement with our Named Executive Officers prohibits the executive officer from engaging in any business, entering into any employment or performing any services that compete with our business for one year following termination of his or her employment. In addition, each executive officer continues to be bound by the obligations of confidentiality contained in a Confidential Information and Invention Assignment Agreement the executive officer must enter into as a condition of his or her employment. In order to qualify for severance benefits, the executive officer must execute a general release of all claims he or she has against the Company.

We believe that our severance agreements with our Named Executive Officers are an important component of our overall compensation program because they create incentives for our executive officers to act in the best interests of our stockholders, regardless of any concerns they may have about their continued employment as a result of a change of control or acquisition of our company. Furthermore, severance arrangements similar to those we provide are typical in our industry and we believe they are necessary for us to recruit and retain talented executives.

Effective April 28, 2006, as disclosed in our 2006 Proxy Statement, we entered into an Employment Separation and General Release Agreement with Dr. Hemberger, our former Executive Vice President and Chief Operating Officer. The separation agreement terminated and superseded Dr. Hemberger’s prior employment agreement with the Company. Pursuant to the separation agreement, Dr. Hemberger signed a general release in favor of the Company and became entitled to receive: (a) continuation of her base salary of $400,000 for a period of 24 months following April 1, 2006 (the “Separation Date”), the date of her official retirement from the Company and its Board, (b) payment of premiums for Dr. Hemberger’s group health insurance COBRA continuation coverage for up to eighteen months from the Separation Date, and (c) payment of fees associated with Dr. Hemberger’s participation in a six-month outplacement assistance program.

Additional information regarding severance benefits that could be provided to our Named Executive Officers under our employment agreements is described in the section entitled “Executive Employment Agreements” below and the amounts to which each officer would be eligible had a termination event occurred as of December 31, 2006, are set forth in the tally sheet entitled “2006 Potential Payments upon Termination or Change in Control Table” below.

Benchmarking and Target Pay Positioning

Historically, our market for experienced senior management has been, and remains, highly competitive, and the Company competes in the pool of talent with both large and established companies for top executive-level talent. We draw upon a market that is national and international in scope. Our ability to compete is also based on past achievements of corporate objectives, our vision of future successes, our culture and company values, the cohesiveness and productivity of our teams and the excellence of our leadership and management personnel.

For its benchmarking, the Compensation Committee considers the analyses of Compensia, Inc., which cover the competitive market and review the companies within comparable geographic areas and the biotechnology and pharmaceutical industries against which the Committee believes Pharmion competes for talent and for stockholder investment (the “peer group”). These analyses compare each component of each Named Executive Officer position against corresponding executive positions within this peer group, based on a comparative framework with the following parameters:

•	Biotech/pharmaceutical development company (that develops its own drugs);

•	Similar business complexity; and

•	Similar size (in terms of revenue and market cap)

Based upon this analysis, the companies currently constituting our peer group are:

• Alpharma Inc.
• Cubis Pharmaceuticals, Inc.
• ICOS Corporation
• Integra Lifesciences Holdings Corporation
• InterMune, Inc.
• K-V Pharmaceutical Company
• Ligand Pharmaceuticals, Inc.
• Martek Biosciences Corporation
• Medicis Pharmaceutical Corporation
• MGI Pharma, Inc.
• Nabi Biopharmaceuticals

• Neurocrine Biosciences, Inc.
• Perrigo Company
• QLT Inc. (USA)
• Sciele Pharma, Inc.
• Techne Corporation
• The Medicines Company
• United Therapeutics Corporation
• Valeant Pharmaceuticals International
• Vertex Pharmaceuticals Incorporated
• Zymogenetics, Inc.

The independent compensation consultant’s report to the Compensation Committee further includes a review in light of peer group practices of the allocation between the various compensation components. From these analyses, the Compensation Committee has set the following as its targeted market guidelines for our Named Executive Officer compensation components, correlating links between pay and performance and employee retention with stockholder value:

•	Base salary: 50th to 60th percentile

•	Target Annual Incentive Bonus: 75th percentile

•	Equity: 50th to 75th percentile

•	Total Direct Compensation (cash + equity): 60th to 75th percentile (with dilution constraints)

The Compensation Committee’s independent compensation consultant also reviews and reports on various compensation surveys, such as Employers’ Group and the Radford Biotechnology Executive Compensation Report by Aon Consulting, and takes into consideration findings from such reviews, as appropriate, in the analyses prepared for the Committee. The interaction and balance between our executive compensation program components are subject to annual review for possible adjustment by our Compensation Committee, as it deems appropriate.

Compensation Actions Taken in Respect of 2006 Service

In February 2006, our Compensation Committee set our Named Executive Officer annual base salaries effective as of March 1, 2006, and awarded annual incentive bonuses for 2005, based on its review of the compensation analysis provided by Compensia Inc., and on performance measured against the corporate goals established by the Board in the first quarter of 2005 and the individual officer’s established goals for 2005. Further, the Committee recommended the corporate goals for 2006 which were approved by the Board at its February meeting.

The 2005 annual incentive bonuses were included in 2005 executive compensation reported in our filing of the Proxy Statement for the 2006 Annual Meeting of Stockholders. The Named Executive Officer annual base salaries, which were effective March 1, 2006, were set as follows: Mr. Mahaffy ($485,000); Mr. Mast ($330,000); Ms. Ivers-Read ($330,000); Mr. Cosgrave ($404,169); Mr. Dupont ($290,000) and Ms. Hemberger, a former Named Executive Officer ($400,000).

At its meeting in December 2006, the Compensation Committee reviewed 2006 achievements toward our 2006 corporate goals established by the Board. The Committee also considered our Chief Executive Officer’s recommendations for equity awards to each of the other Named Executive Officers and, following its independent review of 2006 corporate and individual performance, granted a mix of stock options and restricted stock unit awards to each of our Named Executive Officers for 2006 results measured against the corporate and the executive officer’s personal and functional area goals. The appropriate mix of stock option to restricted stock unit awards was determined by the Committee for each Named Executive Officer to be approximately ninety percent options to ten percent restricted stock units.

The corporate goals set by our Board for 2006 were based on the following categories: (i) achievement of sales targets; (ii) goals relating to regulatory milestones for the Company’s products, particularly in Europe; (iii) clinical development objectives; (iv) business development goals relating to new product acquisition; (v) development of a comprehensive corporate strategic plan; and (vi) filling key management positions.

In early 2007, the Compensation Committee again engaged Compensia, Inc., as its independent compensation consultant, to conduct and provide comparative analyses of the Company’s peer group and to report to the Committee its findings relative to the competitiveness of the levels and structure of compensation provided to our Named Executive Officers during 2006, and to make recommendations to the Committee regarding 2007 Named Executive Officer compensation.

Based on its analysis, the outside consultant reported to the Compensation Committee that generally the levels of the Company’s executive compensation provided during 2006 were, on average, at the 50th percentile for total cash compensation levels, with total direct compensation slightly above the 60th percentile for most of our Named Executive Officers’ positions.

At its February 2007 meeting, the Compensation Committee considered the Company’s progress towards 2006 corporate goals, the analysis and recommendations of Compensia, Inc. and each individual executive’s current base salary level, total compensation and progress toward individual and departmental goals. The Compensation Committee determined the Company had substantially met all of its corporate goals for 2006 and had exceeded achievement of a number of the goals:

•	Meeting aggregate revenue targets;

•	Preparing for the EMEA filing for Thalidomide in January 2007;

•	Filing the IND for an oral formulation of Vidaza;

•	Preparing for and obtaining the NDA supplement for the IV administration of Vidaza in early January 2007;

•	Progressing toward clinical development objectives relating to Vidaza;

•	Meeting product acquisition targets;

•	Progressing toward regulatory submission goals for satraplatin; and

•	Meeting substantial hiring goals, including the recruitment of Dr. Andrew Allen as our chief medical officer.

Meeting with our Chief Executive Officer, the Committee further reviewed the 2006 achievement of set goals and performance by each of the other Named Executive Officers. Based on these findings in executive session, the Compensation Committee set the 2006 annual incentive bonus for each Named Executive Officer at 110% of each Named Executive Officer’s 2006 bonus target. The 2006 bonus awards for each Named Executive Officer are set forth in the Summary Compensation Table.

In addition, based on achievement of the 2006 corporate goals and Compensia Inc.’s analysis of peer group practices, at its February 2007 meeting, the Compensation Committee approved an additional Company match for all participants in the Pharmion Corporation 401(k) Profit Sharing Plan that was previously approved by the Plan’s administrative committee and subsequently approved by our Board. As a result, it was determined that for the Plan Year 2006 only, the Company would match an amount equal to one dollar for each dollar contributed by participating employees, including our Named Executive Officers, on the first five percent of their regular earnings, subject to any limitations imposed by the IRS.

Compensation Actions Taken in Respect of Future Service

The Compensation Committee, in executive session, then reviewed and analyzed overall compensation levels for each Named Executive Officer and the appropriateness of its targeted competitive compensation levels for those executives. Based on its findings, the Committee determined that the base salaries for Messrs. Mahaffy, Cosgrave and Dupont were below the intended level and required appropriate increases, with a 4% increase being deemed appropriate for base salary increases for the remaining Named Executive Officers. Base salary increases were set to be effective as of March 1, 2007, as follows: Patrick J. Mahaffy ($570,000), Erle T. Mast ($350,000), Gillian Ivers-Read ($350,000), Michael Cosgrave ($445,000, converted to and paid in British Pounds Sterling) and Steven N. Dupont ($315,000).

Also at its February 2007 meeting, the Compensation Committee determined to leave the Named Executive Officers’ individual 2007 target percentages for annual incentive bonuses at the same levels set for 2006, with discretion retained by the Committee to review and determine deviations in such targets as are appropriate based on overall 2007 corporate and individual performance.

Tax and Accounting Considerations

The collective aim of the Company, the Compensation Committee and the Board with respect to our compensation strategy for our Named Executive Officers and other employees is to be cost and tax-effective. Therefore, our policy is to preserve corporate tax deductions, while maintaining the flexibility to approve compensation arrangements that the Compensation Committee and the Board deem to be in the best interests of the Company and its stockholders, but that may not always qualify for full tax deductibility.

Section 162(m) of the Code, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the company’s chief executive officer and the four other most highly compensated executive officers. Based on current levels of compensation, no current Named Executive Officer is expected to receive compensation for 2006 or 2007 services that would be non-deductible under Section 162(m). Accordingly, the Compensation Committee has not considered any revisions to its policies and programs in response to this provision of law.

Executive Employment Agreements

The employment agreements the Company has entered into with each of its Named Executive Officers fit into our overall compensation strategy described above.

Employment Agreement with Mr. Mahaffy.  On February 23, 2004, we entered into an employment agreement with Patrick J. Mahaffy, our President and Chief Executive Officer, which provides for an annual base salary that is subject to an annual increase at the discretion of our Board, and the payment of bonuses upon the achievement of corporate goals as determined by our Board. The agreement may be terminated either by the Company for just cause or without just cause upon 30 days notice or by Mr. Mahaffy either for good reason (so long as he provides written notice to us within 90 days of receiving notice from us of the occurrence of an event or act constituting good reason) or without good reason upon 30 days advance written notice. If we terminate Mr. Mahaffy’s employment without just cause or he resigns for good reason, Mr. Mahaffy, upon releasing all claims that he may have against us, is entitled to receive severance pay equal to twenty-four months of his base salary and payment of premiums for group health, vision and dental insurance COBRA continuation coverage, equal to coverage on the day before the date of termination, for eighteen months. If we terminate Mr. Mahaffy’s employment without just cause or he resigns for good reason occurring on or within twenty-four months after a “change of control,” Mr. Mahaffy, upon releasing all claims that he may have against us and in addition to compensation provided due to such events not involving a change of control, is further entitled to the accelerated vesting and exercisability of all stock options and other equity-based awards on the date of termination, with stock options remaining exercisable for one-year from the date of termination. The agreement also provides that for one year following termination of Mr. Mahaffy’s employment, Mr. Mahaffy may not engage in any business, enter into any employment or perform any services that compete with our business.

Employment Agreements with Mr. Cosgrave.  On January 5, 2001, we entered into an employment agreement with Michael Cosgrave, our Executive Vice President and Chief Commercial Officer. The employment agreement provides for an annual base salary, which is subject to annual increase at the discretion of our Board, a rental allowance for housing of $2,000 USD equivalent per month and the use of a vehicle for business and private purposes. Mr. Cosgrave is entitled to participate in our private medical insurance plan in force from time to time and to participate in our long-term disability and life insurance plans. We are also obligated to make monthly contributions to a pension benefit scheme of Mr. Cosgrave’s choice at a rate of 10% of Mr. Cosgrave’s annual base salary. Further, compensation amounts paid by us to Mr. Cosgrave through our Thailand subsidiary, where Mr. Cosgrave is based in Bangkok, are grossed-up for Thai tax purposes. The agreement may be terminated generally by either us or Mr. Cosgrave upon three months’ advance written notice. In addition, on November 29, 2001, we entered into a non-competition and severance agreement with Mr. Cosgrave. The agreement provides that for one year following termination of Mr. Cosgrave’s employment, Mr. Cosgrave may not engage in any business, enter into any employment or perform any services that compete with our business. In addition, if we terminate Mr. Cosgrave’s employment without just cause or if he resigns for good reason following written notice to us, Mr. Cosgrave is entitled to receive severance compensation equal to twelve months’ base salary.

Employment Agreements with Mr. Mast, Ms. Ivers-Read and Mr. Dupont.  On March 1, 2004, we entered into amended and restated employment agreements with Erle Mast, our Executive Vice President and Chief Financial Officer, and Gillian Ivers-Read, our Executive Vice President of Development Operations. In addition, on March 11, 2005, we entered into an employment agreement with Steven Dupont, our Vice President, General Counsel and Corporate Secretary. Each agreement provides for an annual base salary, subject to annual increase at the discretion of our Board, and the payment of bonuses upon the achievement of corporate goals as determined by our Board. Each employment agreement provides that the executive’s employment with Pharmion is at-will and may be altered or terminated by either the Company or the executive at any time, with or without cause. However, if we terminate the executive’s employment without just cause or he or she resigns for good reason (so long as the executive provides written notice to us within 90 days of receiving notice from us of the occurrence of an event or act constituting good reason), the executive, upon releasing all claims that he or she may have against us, is entitled to receive severance pay equal to twelve months of his or her base salary and payment of premiums for group health, vision and dental insurance COBRA continuation coverage, equal to coverage on the day before the date of termination, for twelve months. If the executive’s employment is terminated without just cause or he or she resigns for good reason on or within twenty-four months after a “change of control,” in addition to compensation provided due to such events not involving a change of control, the executive is further entitled to the accelerated vesting and exercisability of all stock options and other equity-based awards on the date of termination, with stock options remaining exercisable for the period allowed under the plan document. Each agreement also provides that for one year following termination of the executive’s employment, that executive may not engage in any business, enter into any employment or perform any services that compete with our business.

Evolution of our Compensation Programs

Our director and Named Executive Officer compensation programs are necessarily tied to our evolving corporate strategies and stages of development and growth. Accordingly, the specific direction, emphasis on and components of our director and executive compensation and benefit programs are anticipated to evolve in parallel. Our Compensation Discussion and Analysis will, in the future, reflect these evolutionary changes.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company’s Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

James Blair, Ph.D., Committee
Chair M. James Barrett, Ph.D.
Dr. Thorlef Spickschen

2006 Summary Compensation Table

The following tables contain information with respect to Pharmion’s Chief Executive Officer, Chief Financial Officer, three other most highly paid executive officers and an individual who retired during 2006 but would have been a Named Executive Officer during 2006 had retirement not occurred. Please see the section entitled, “Compensation Discussion and Analysis” for additional information regarding the Company’s compensation philosophy and practices and our Compensation Committee’s determinations concerning 2006 compensation to our Named Executive Officers.

								Change in
								Pension Value
								and
								Nonqualified
							Non-Equity	Deferred
				Stock	Option		Incentive Plan	Compensation	All Other		Total
	Salary		Bonus	Awards	Awards		Compensation	Earnings	Compensation		Compensation
Name and Principal Position	($)		($)	($)(2)	($)(3)		($)	($)	($)		($)

Patrick J. Mahaffy	$475,000		$267,000	$5,307	$520,108		—	—	$25,137	(5)	$1,292,552
President and Chief
Executive Officer; Director
Erle T. Mast	325,817		142,000	1,487	191,874		—	—	66,224	(6)	727,402
Executive Vice President
and Chief Financial Officer
Gillian C. Ivers-Read	325,500		142,000	1,189	207,018		—	—	23,868	(7)	699,575
Executive Vice President,
Development Operations
Michael D. Cosgrave	399,173		174,000	2,123	250,261		—	—	108,566	(8)	934,123
Executive Vice President
and Chief Commercial Officer
Steven N. Dupont	283,333		109,000	934	93,853		—	—	28,298	(9)	515,418
Vice President, General
Counsel and Secretary
Former NEO
Judith A. Hemberger	901,538	(1)	—	—	59,250	(4)			11,499	(10)	972,287
Executive Vice President,
Chief Operating Officer; Director

(1)	Dr. Hemberger, our former Executive Vice President, Chief Operating Officer and Director, retired effective April 1, 2006. Included in this salary amount is $800,000 paid pursuant to the separation agreement.

(2)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of restricted stock units (“RSUs”) granted in 2006, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For RSUs, fair value is calculated using the closing price of Pharmion stock as defined in the grant agreement. For additional information, refer to note 11 of the Pharmion Corporation financial statements in the Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the SEC. See the Grants of Plan-Based Awards Table for information on awards made in 2006. These amounts reflect the company’s accounting expense for these awards, and do not correspond to the actual value that will be realized by the named executives.

(3)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of stock options granted to each of the named executives in 2006 as well as prior fiscal years that were expensed in 2006 in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the 2006 grants, refer to note 11 of the Pharmion Corporation financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the SEC. For information on the valuation assumptions with respect to grants made prior to 2006, refer to note 2 of the Pharmion Corporation financial statements in the Annual Report on

Form 10-K for the year ended December 31, 2005, as filed with the SEC. These amounts reflect the company’s accounting expense for these awards, and do not correspond to the actual value that will be realized by the named executives.

(4)	On April 1, 2006 and June 30, 2006, Dr. Hemberger forfeited 124,611 stock option shares and 103,750 stock option shares, respectively.

(5)	Includes (A) annual 401(k) matching contributions by the Company of $11,000 and (B) disability, life, health, dental, vision, and health club costs paid by the Company of $14,137.

(6)	Includes (A) annual 401(k) matching contributions by the Company of $11,000, (B) disability, life, health, dental, vision, and health club costs paid by the Company of $17,724 and (C) relocation reimbursement of $37,500.

(7)	Includes (A) annual 401(k) matching contributions by the Company of $11,000, (B) disability, life, health, dental, and vision costs paid by the Company of $12,868.

(8)	Includes (A) annual pension contributions by the Company of $40,417, (B) life and private healthcare costs paid by the Company of $8,505, (C) housing allowance paid by the Company of $31,346 and (D) vehicle expenses paid by the Company of $28,298.

(9)	Includes (A) annual 401(k) matching contributions by the Company of $11,000, and (B) disability, life, health, dental, vision, and health club costs paid by the Company of $17,298.

(10)	Includes (A) annual 401(k) matching contributions by the Company of $8,077, (B) disability, life, health, dental, and vision costs paid by the Company of $2,226 and (C) Cobra reimbursement of $4,196.

2006 Grants of Plan-Based Awards Table

								All Other		All Other	Exercise
								Stock		Option	or Base	Grant
								Awards:		Awards:	Price	Date Fair
		Estimated Future Payouts			Estimated Future			Number of		Number of	of	Value of
		Under Non-Equity Incentive			Payouts Under Equity			Shares		Securities	Option	Stock and
		Plan Awards(1)			Incentive Plan Awards			of Stock		Underlying	Awards	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units		Options	($/Sh)	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)(1)		(#)(3)	(4)	($)(5)

Patrick J. Mahaffy	12/6/2006	—	—	—	—	—	—			125,000	$24.81	$1,237,275
	12/6/2006	—	—	—	—	—	—	12,500	(2)			310,125
			—
Erle T. Mast	12/6/2006	—	—	—	—	—	—			35,000	$24.81	346,437
	12/6/2006	—	—	—	—	—	—	3,500	(2)			86,835
			—
Gillian Ivers-Read	12/6/2006	—	—	—	—	—	—			28,000	$24.81	277,150
	12/6/2006	—	—	—	—	—	—	2,800	(2)			69,468
			—
Michael Cosgrave	12/6/2006	—	—	—	—	—	—			50,000	$24.81	494,910
	12/6/2006	—	—	—	—	—	—	5,000	(2)			124,050
			—
Steven N. Dupont	12/6/2006	—	—	—	—	—	—			22,000	$24.81	217,760
	12/6/2006	—	—	—	—	—	—	2,200	(2)			54,582
			—
Former NEO
Judy Hemberger		—	—	—	—	—	—	—		—	—	—

(1)	This column shows the number of restricted stock units (“RSUs”) granted in 2006 to the Named Executive Officers. The RSUs vest over a four-year period, with 25% of the award vesting on the first year anniversary date of grant. Thereafter, the award vests in equal installments of 6.25% on a quarterly basis.

(2)	25% of the RSUs will convert into Pharmion Corporation shares on December 6, 2007, with the remaining RSUs converting into Pharmion Corporation shares in equal quarterly installments through December 6, 2010.

(3)	This column shows the number of stock options granted in 2006 to the Named Executive Officers. These options vest and become exercisable over a four year vesting period, with 25% of the options vesting on the first anniversary of grant date and the remaining options vesting ratably on a monthly basis through the end of the four year vesting period.

(4)	This column shows the exercise price for the stock options granted, which was the closing price of Pharmion Corporation stock, as defined in the grant agreement.

(5)	This column shows the full grant date fair value of RSUs and stock options under SFAS 123R granted to the named executives in 2006. Generally, the full grant date fair value is the amount that the Company would expense in its financial statements over the award’s vesting schedule. For RSUs, fair value is calculated using the closing price of Pharmion stock as defined in the grant agreement. For stock options, fair value is calculated using the Black Scholes value on the grant date. The fair value shown for stock awards and option awards are accounted for in accordance with SFAS 123R. For additional information, refer to note 11 of the Pharmion Corporation financial statements in the Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the SEC. These amounts reflect the Company’s accounting expense and do not correspond to the actual value that will be realized by the named executives.

Outstanding Equity Awards at December 31, 2006 Table

	Option Awards								Stock Awards
											Equity	Equity
											Incentive	Incentive
											Plan	Plan
					Equity						Awards:	Awards:
					Incentive						Number of	Market or
					Plan				Number	Market	Unearned	Payout Value of
					Awards:				of	Value of	Shares,	Unearned
		Number of		Number of	Number of				Shares or	Shares or	Units or	Shares,
		Securities		Securities	Securities				Units of	Units of	Other	Units or
		Underlying		Underlying	Underlying				Stock	Stock	Rights	Other
		Unexercised		Unexercised	Unexercised	Option		Stock	That	That	That	Rights That
	Option	Options		Options	Unearned	Exercise	Option	Award	Have Not	Have Not	Have Not	Have Not
	Grant	(#)		(#)	Options	Price	Expiration	Grant	Vested	Vested	Vested	Vested
Name	Date	Exercisable(1)		Unexercisable(1)	(#)	($)	Date	Date	(#)(3)	($)(4)	(#)	($)

Patrick J. Mahaffy	1/29/2002	50,000	(2)	—	—	$1.60	1/29/2009
	12/23/2002	62,500	(2)	—	—	$2.40	12/23/2009
	12/2/2003	28,125	(2)	18,750	—	$13.67	12/2/2010
	12/1/2004	55,000	(2)	—	—	$42.34	12/1/2011
	2/15/2005	31,250	(2)	—	—	$35.15	2/15/2012
	12/6/2005	18,750	(2)	112,500	—	$18.49	12/6/2012
	12/6/2006	—	(2)	125,000	—	$24.81	12/6/2013
								12/6/2006	12,500	$321,750	—	—
Erle T. Mast	7/9/2002	100,000		—	—	$1.60	7/9/2009
	12/9/2002	12,500		—	—	$2.40	12/9/2009
	12/2/2003	18,750		6,250	—	$13.67	12/2/2010
	12/1/2004	18,750		—	—	$42.34	12/1/2011
	12/6/2005	15,000		45,000	—	$18.49	12/6/2012
	12/6/2006	—		35,000	—	$24.81	12/6/2013
								12/6/2006	3,500	$90,090	—	—
Gillian Ivers-Read	4/1/2002	2,084		—	—	$1.60	4/1/2009
	12/9/2002	37,500		—	—	$2.40	12/9/2009
	12/2/2003	18,750		6,250	—	$13.67	12/2/2010
	12/1/2004	18,750		—	—	$42.34	12/1/2011
	12/6/2005	15,000		45,000	—	$18.49	12/6/2012
	12/6/2006	—		28,000	—	$24.81	12/6/2013
								12/6/2006	2,800	$72,072	—	—
Michael Cosgrave	4/23/2002	2,657		—	—	$1.60	4/23/2009
	12/9/2002	24,090		—	—	$2.40	12/9/2009
	12/2/2003	18,750		9,375	—	$13.67	12/2/2010
	12/1/2004	18,750		—	—	$42.34	12/1/2011
	12/6/2005	18,750		56,250	—	$18.49	12/6/2012
	12/6/2006	—		50,000	—	$24.81	12/6/2013
								12/6/2006	5,000	$128,700	—	—
Steven N. Dupont	1/10/2005	50,000		—	—	$41.63	1/10/2012
	12/6/2005	12,500		37,500	—	$18.49	12/6/2012
	12/6/2006	—		22,000	—	$24.81	12/6/2013
								12/6/2006	2,200	$56,628	—	—
Former NEO
Judy Hemberger		—		—	—	—			—	—	—	—

(1)	These options vest and become exercisable over a four-year vesting period, with 25% of the options vesting on the first anniversary of grant date and the remaining options vesting ratably on a monthly basis through the end of the four-year vesting period.

(2)	Since the date of the filing of Mr. Mahaffy’s last ownership report with the SEC, Mr. Mahaffy has transferred 252,657 vested and exercisable nonqualified options to purchase shares of common stock to his former spouse pursuant to a divorce decree. Mr. Mahaffy no longer reports as beneficially owned any options to purchase common stock or securities owned by his former spouse.

(3)	The RSUs vest over a four-year period, with 25% of the award vesting on the first anniversary date of grant. Thereafter, the award vests in equal installments of 6.25% on a quarterly basis.

(4)	The market value of the stock awards is based on the closing market price of Pharmion Corporation stock as of December 29, 2006, which was $25.74.

2006 Option Exercises and Stock Vested Table

	Option Awards				Stock Awards
	Number of		Value Realized		Number of Shares	Value Realized
	Shares Acquired		on Exercise		Acquired on Vesting	on Vesting
Name	on Exercise (#)		($)		(#)	($)

Patrick J. Mahaffy	0		0		0	0
Erle T. Mast	0		0		0	0
Gillian Ivers-Read	0		0		0	0
Michael Cosgrave	0		0		0	0
Steven N. Dupont	0		0		0	0
Former NEO
Judy A. Hemberger	114,973	(1)	$1,713,201	(1)	0	0

(1)	Dr. Hemberger on May 1, 2006 exercised 58,334 stock options with an exercise price of $1.60 and market price of $18.96; 35,546 stock options with an exercise price of $2.40 and market price of $18.96; and 21,093 stock options with an exercise price of $13.67 and market price of $18.96.

Potential Payments Upon Change in Control or Termination at December 31, 2006

As described in the section entitled “Compensation Discussion and Analysis” above, all of our Named Executive Officers have employment agreements with the Company, which provide for certain severance payments and benefits upon a Qualifying Termination.

The information below describes and quantifies certain compensation that would become payable if the Named Executive Officer’s experienced a Qualifying Termination on December 31, 2006, given the Named Executive Officer’s compensation and service levels and, where applicable, based on the Company’s closing stock price on December 29, 2006, the last market day of 2006. These benefits are in addition to benefits available generally to salaried employees of the Company, such as distributions under the Pharmion Corporation 401(k) savings plan, subsidized medical benefits, disability benefits and accrued vacation pay.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event and the company’s stock price.

Potential Payments Upon a Qualifying Termination as of December 31, 2006, and Within Twenty-four Months of a Change in Control

The amounts payable to each Named Executive Officer in the event of a Qualifying Termination within twenty-four months after a change of control of the Company, consist of: 1) the continued payment of the Named Executive Officer’s full base salary at the rate in effect immediately prior to his or her termination of employment for a period of twelve months, except such period is twenty-four months for our Chief Executive Officer, 2) the continued payment during the extended period for payment of base salary post-termination of medical, vision, and dental coverage at the levels equal to or below elected coverage on the day before the termination date, and 3) acceleration of the vesting and exercisability of all outstanding stock options and other equity awards granted to the Named Executive Officer. The potential payments to the Named Executive Officers, upon a Qualifying Termination on December 31, 2006 and within twenty-four months of a change in control, are as follows:

Named Executive Officer	Salary	Benefits	Stock Awards	Stock Options(1)	Total

Patrick J. Mahaffy	$970,000	$19,724	$321,750	$3,662,125	$4,973,599
Erle T. Mast	$330,000	$17,041	$90,090	$3,475,050	$3,912,181
Gillian Ivers-Read	$330,000	$12,398	$72,072	$1,688,348	$2,102,818
Michael Cosgrave	$404,162	$2,966	$128,700	$1,556,119	$2,091,947
Steven N. Dupont	$290,000	$16,928	$56,628	$382,960	$746,516

(1)	This column reflects the excess of the fair market value of the underlying shares as of December 31, 2006 over the exercise price of all options, including those options accelerated in connection with a change in control.

Potential Payments Upon a Qualifying Termination as of December 31, 2006, not Within Twenty-four Months of a Change in Control

The benefits payable to each Named Executive Officer in the event of termination of employment without cause or the executive officer terminates employment for a Qualifying Termination are base salary or, as noted, other compensation, as summarized in the Compensation Disclosure and Analysis. The potential payments to the Named Executive Officers, if termination of employment occurred on December 31, 2006, are as follows:

Named Executive Officer	Salary	Benefits	Total

Patrick J. Mahaffy	$970,000	$14,793	$984,793
Erle T. Mast	330,000	$17,041	$347,041
Gillian Ivers-Read	330,000	$12,398	$342,398
Michael Cosgrave	404,162	$—	$404,162
Steven N. Dupont	290,000	$16,928	$306,928

The amounts stated in the Termination section are in lieu of, and not in addition to, the amounts stated under “Potential Payments Upon a Qualifying Termination as of December 31, 2006 and Within Twenty-four Months of a Change of Control.”

OTHER INFORMATION

Certain Relationships and Related Transactions

Our Audit Committee reviews and approves in advance all related-party transactions.

Acquisition of Cabrellis Pharmaceuticals

On November 15, 2006, we acquired Cabrellis Pharmaceuticals Corporation (“Cabrellis”), a privately-held corporation, for an initial cash payment of $59 million and certain additional payments that would be made to the shareholders of Cabrellis if certain post-acquisition milestones are achieved. As of that date, Domain Partners V, L.P. and DP V Associates, L.P. held approximately 11% of the outstanding stock of Cabrellis. Dr. James C. Blair, a member of our Board, is a Managing Member of One Palmer Square Associates V, L.L.C., which is the General Partner of Domain Partners V, L.P. and DP V Associates, L.P. Dr. Blair has disclaimed any interest in the Cabrellis transaction, except to the extent of his pecuniary interest in the shares of Cabrellis held by Domain Partners V, L.P. and DP V Associates, L.P., and Dr. Blair did not serve as an officer or director of Cabrellis at any time. Dr. Blair has not participated in the Board’s review of or deliberations concerning the Cabrellis transaction and did not participate in the Board’s final vote to approve the transaction, which was unanimously approved by the disinterested members of the Board on November 13, 2006.

Celgene Corporation

In September 2006, we entered into an agreement with Celgene Corporation (“Celgene”) under which Celgene has agreed to grant us the right to control an ongoing Phase III clinical trial of thalidomide in multiple myeloma, including full access to data generated from the trial that was used to support our Marketing Authorization Application for thalidomide in Europe. We agreed to assume future funding responsibility for the trial and to reimburse Celgene for amounts previously paid by Celgene in connection with trial activities on and after July 1, 2006. Under prior agreements with Celgene, we have also agreed to fund certain amounts incurred by Celgene for the conduct of thalidomide clinical trials, payable in quarterly installments through the end of 2007. Pursuant to these agreements, we paid Celgene $2.7 million in 2006. Celgene currently beneficially owns 6% of our common stock.

The Company obtained commercialization rights to thalidomide from Celgene for all countries outside of North America and certain Asian markets, and separately entered into an exclusive supply agreement for thalidomide with Celgene U.K. Manufacturing II Limited. The royalty, licensing fees and product supply payments made to Celgene and Celgene U.K. Manufacturing II Limited totaled $16.1 million in 2006.

Indemnification Agreements

Our bylaws provide that we will indemnify the members of our Board, our officers and any employee who serves as an officer or director of any corporation at our request to the fullest extent not prohibited by Delaware law. Additionally, the Company has entered into an agreement with The Burnham Institute, Board Member John C. Reed’s current employer, to indemnify The Burnham Institute for all liabilities resulting from any claim or action brought against Mr. Reed arising out of his performance as a Board member of the Company.

Principal Accountant Fees and Services

The Audit Committee has appointed Ernst & Young LLP as Pharmion’s independent registered public accounting firm for the fiscal year ending December 31, 2007. Stockholders are being asked to ratify the appointment of Ernst & Young LLP at the annual meeting pursuant to Proposal No. 2. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The following table shows the fees paid by Pharmion for audit and other services provided by Ernst & Young LLP for fiscal years ended December 31, 2006 and 2005.

	2006	2005

Audit fees:(1)	$753,664	$625,829
Audit-related fees:(2)	—	34,785
Tax fees:(3)	143,616	112,630
All other fees:(4)	—	45,361

Total	$897,280	$818,605

(1)	Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits and other accounting and consultation accounting services that are related to of the audited financial statements.

(2)	Audit-related fees consisted principally of fees for acquisition-related due diligence services.

(3)	Tax fees consisted principally of assistance with matters related to U.S. and international tax planning as well as tax compliance and reporting.

(4)	All other fees consisted principally of assistance with regulatory filings by international Ernst & Young LLP offices.

The Audit Committee has determined that the rendering of all non-audit services by Ernst & Young LLP during the fiscal year ended December 31, 2006 is compatible with maintaining the auditor’s independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Auditors

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to engagement of the independent registered public accounting firm for the next fiscal year, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1. Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2. Audit-Related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions and special procedures required to meet certain regulatory requirements.

3. Tax services include all services performed by the independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements and includes fees in the areas of tax compliance, tax planning and tax advice.

4. Other Fees are those associated with services not captured in the other categories.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Other Matters

The Board knows of no other business which will be presented at the annual meeting of stockholders. If any other business is properly brought before the annual meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1

The Audit Committee of the Board has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This Committee’s role and responsibilities are set forth in a charter adopted by the Board, which is publicly available on the Company’s web site at www.pharmion.com and attached to this proxy statement as Appendix B. This Committee reviews and reassesses its charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Ernst & Young LLP. In fulfilling its responsibilities for the financial statements for fiscal year 2006, the Audit Committee took the following actions:

•	reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2006 with management and Ernst & Young LLP, our independent registered public accounting firm, including discussions with our independent registered accounting firm during which management was not present;

•	discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

•	received written disclosures and the letter from Ernst & Young LLP regarding its independence as required by Independence Standards Board Standard No. 1, and the Audit Committee further discussed with Ernst & Young LLP their independence.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Ernst & Young LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the SEC.

Respectfully submitted by:

Members of the Audit Committee

Edward McKinley, Chairman
Brian Atwood
Thorlef Spickschen

April 27, 2007

1 This Report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act.

APPENDIX A

PHARMION CORPORATION

AUDIT COMMITTEE CHARTER

April 3, 2007

The charter of the Audit Committee is established as follows.

1.	Purpose

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Pharmion Corporation (the “Company”) is to oversee the broad range of issues surrounding the accounting and financial reporting processes of the Company and its subsidiaries and audits of the financial statements of the Company and its subsidiaries. The Committee’s primary focus will be (1) to assist the Board in fulfilling its responsibilities to (a) monitor the integrity of the financial statements of the Company and its subsidiaries; (b) oversee the Company’s accounting and financial reporting principles and policies and internal controls and procedures; (c) monitor the compliance by the Company and its subsidiaries with legal and regulatory requirements; (d) select the Company’s independent registered public accountants and evaluate the independent registered public accountant’s qualifications and independence; and (e) oversee the performance of the Company’s independent registered public accountants, and (2) to prepare the audit committee report and internal control report that the United States Securities and Exchange Commission (the “SEC”) rules require be included in the Company’s annual proxy statement.

2.	Authority

The Committee has authority to conduct or authorize investigations into any matters within its scope of its responsibility. Such authority includes but is not limited to:

a. retaining, at the expense of the Company, outside legal, accounting and financial consultants or other advisors to assist in the conduct of an investigation or as it determines appropriate to advise or assist in the performance of its functions;

b. seeking any information it requires from employees or external parties. Employees and external parties will be directed to cooperate and comply with the Committee’s requests; and

c. meeting with the Company’s internal auditors, officers, independent registered public accountants and outside counsel, as necessary.

3.	Membership

The Committee shall be appointed by the Board and shall consist of three (3) or more directors, as determined by the Board from time to time, each of whom shall be an independent director of the Company and shall meet the applicable independence and financial literacy requirements of the SEC and NASDAQ. Each Committee member shall serve until a successor to such member is duly elected by the Board and qualified or until such member’s resignation or removal from the Board or the Committee. Committee members shall not be affiliated with the Company or receive any fees paid directly or indirectly for services as a consultant or financial or other advisor regardless of amount. This includes payments to any entity of which a Committee member is an executive officer, partner, member, principal or officer such as a managing director occupying a comparable position.

The Board recognizes that director independence is an issue that is actively being reviewed by multiple constituencies, and may amend its criteria for determining what constitutes an “independent director” to reflect changing standards.

All members of the Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time they join the Committee, and each member shall have a working knowledge of skills and competencies that the Board will need for the Company to be successful in the future. Committee members, if they or the Board deem it appropriate, may enhance their understanding of their duties by participating in educational programs conducted by the Company or an outside consultant or firm.

At least one member of the Committee must meet the “audit committee financial expert” requirements of the SEC. An “audit committee financial expert” is a person who has the following attributes: (1) an understanding of generally accepted accounting principles and financial statements; (2) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (3) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities; (4) an understanding of internal controls and procedures for financial reporting; and (5) an understanding of audit committee functions. Such person must have acquired such attributes through one of more of the following: (a) education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions; (b) experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions; (c) experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or (d) other relevant experience.

4.	Meetings

The Committee shall hold such regular meetings as may be necessary or advisable, but no less frequently than quarterly, and hold such special meetings as may be called by the Committee’s Chairman or upon the initiation of any one of the Committee members. The presence in person or by telephone of a majority of the Committee’s members shall constitute a quorum for any meeting of the Committee. All actions of the Committee will require the vote of a majority of its members present at a meeting of the Committee at which a quorum is present.

The Chairman of the Committee should consult with Company management in the process of establishing agendas for Committee meetings.

The Committee shall maintain and submit to the Board copies of minutes of each meeting of the Committee, and each written consent to action taken without a meeting, reflecting Committee actions so authorized or taken by the Committee at such meeting of the Board. A copy of the minutes of each meeting shall be placed in the Company’s minutes book. Additionally the Committee shall report regularly to the Board and review with the full Board any issues that arise with respect to the quality and integrity of the company’s financial statements.

5.	Duties and Responsibilities

The Committee’s policies and procedures shall remain flexible in order to best react to changing conditions and to help ensure that the Company’s accounting and reporting practices are consistent with applicable legal requirements and are of the highest quality. The Committee shall:

a. Appoint, review and approve the fees charged by, retain and oversee the Company’s independent registered public accountants;

b. Pre-approve all audit services (which may include comfort letters provided in connection with securities underwritings) or non-audit services performed by the Company’s independent registered public accountants. The Committee may delegate the duty to pre-approve all such services to any member of the Committee provided that the decisions of such member to grant pre-approvals shall be presented to the full Committee for ratification;

c. Pre-approve appropriate funding for payment of compensation (a) to the Company’s independent registered public accountants for the purpose of rendering audit and non-audit services, and (b) to any advisors employed by the Committee. The Committee may delegate the duty to pre-approve any such payment to any member of the Committee provided that the decisions of such member to grant pre-approvals shall be presented to the full Committee for ratification;

d. Review and approve all related party transactions entered into by the Company (i.e., any transaction required to be disclosed pursuant to SEC Regulation S-K, Item 404);

e. Ensure audit partner rotation if the lead (or coordinating) audit partner (having primary responsibility for the audit), or the audit partner responsible for reviewing the audit, has performed audit services for the Company in each of the Company’s five previous fiscal years;

f. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval;

g. Review and discuss the quarterly financial statements with management and the independent registered public accountants prior to the earlier of i) the public release of the Company’s operating results; or ii) the filing of the Company’s Quarterly Report on Form 10-Q;

h. Review and discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent registered public accountants under the standards of the Public Company Accounting Oversight Board (PCAOB);

i. Review and discuss the annual audited financial statements with management and the independent registered public accountants prior to the earlier of i) the public release of the Company’s operating results; or ii) the filing of the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K);

j. Review and discuss the results of the annual audit and any matters required to be communicated to the Committee by the independent registered public accountants under the standards of the PCAOB;

k. Review any major changes to the Company’s auditing and accounting principles and practices as suggested by the Company’s management or independent registered public accountants;

l. Review, at least annually, a report by the Company’s independent registered public accountants describing:

i. the auditors’ internal quality-control procedures;

ii. any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent registered public accountant, and any steps taken to deal with any such issues; and

iii. all relationships between the independent registered public accountant and the Company (to assess the auditor’s independence);

m. Review and receive periodic reports from the Company’s independent registered public accountants regarding the auditor’s qualifications, performance, independence and their registration with the SEC, including ensuring that the independent registered public accountants prepare and deliver annually to the Company a formal written statement delineating all relationships between the independent registered public accountants and the Company, addressing at least the matters set forth in Independence Standards Board No. 1; discuss such reports with the auditor; and, if so determined by the Committee, recommend that the Board take appropriate action to insure the independence of the auditors and continued registration with the SEC;

n. Review with the Company’s management:

i. any legal matters that may have a material impact on the financial statements;

ii. the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies;

iii. management’s process for performing its required quarterly certifications under Section 302 of the Sarbanes-Oxley Act.

o. Review with the Company’s independent registered public accountants any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter, including:

i. any difficulties encountered in the course of the audit work, including any restrictions on the scope of the activities or access to required personnel or information;

ii. any changes required in the planned scope of the external audit;

iii. any disagreements with management; and

iv. any material written communications between the independent registered public accountants and the Company’s management, such as any management letter, schedule of unadjusted differences, or control-related issues.

p. Review and discuss at least annually with the Company’s management and independent registered public accountants:

i. corporate policies with respect to earnings press releases, as well as financial information and earnings guidance provided to analysts, ratings agencies and similar entities;

ii. analyses prepared by the Company’s management and/or independent registered public accountants setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative generally accepted accounting principles, if used, on financial statements; and

iii. the effect of regulatory and accounting initiatives, as well as review and approve any off-balance sheet structures on the Company’s financial statements;

iv. management’s process for assessing the effectiveness of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, including any significant deficiencies or material weaknesses identified.

q. Review annually major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls, and any special audit steps adopted in light of control deficiencies;

r. Review the audit report provided by the Company’s independent registered public accountants, which should include:

i. all critical accounting policies and practices used; and

ii. all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the issuer, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent registered public accountants;

s. Review any accounting adjustments that were proposed by the Company’s independent registered public accountants but were “passed” (as immaterial or otherwise), any material communications between the audit team and the independent registered public accountants’ national office respecting auditing or accounting issues presented by the engagement;

t. Review any failures of the Company’s financial reporting controls;

u. Meet periodically with the Company’s management and independent registered public accountants to review the Company’s policies with respect to major risk exposures and the steps management has taken to monitor and control such exposures;

v. Meet periodically with the Company’s management and independent registered public accountants in separate sessions to encourage entirely frank discussions with the Committee, including without limitation discussions regarding the Company’s financial reporting control procedures, the quality of the Company’s financial reporting and the adequacy and competency of the Company’s financial management;

w. Meet and discuss with the independent registered public accountant the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit of the Company’s annual financial statements and the matters required to be discussed relating to the conduct of the review of the Company’s quarterly financial statements;

x. Establish procedures for:

i. the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

ii. the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

y. Obtain assurance from the Company’s independent registered public accountant that it has notified the Committee of any failure of which the independent registered public accountant is aware of the Company to comply with applicable legal requirements;

z. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with any code of business conduct adopted by the Committee from time to time;

aa. Set clear hiring policies for employees or former employees of the independent registered public accountants so as to avoid any conflict of interest under the rules and regulations set forth by the SEC and NASDAQ;

bb. Do every other act incidental to, arising out of or in connection with, or otherwise related to, the authority granted to the Committee hereby or the carrying out of the Committee’s duties and responsibilities hereunder.

6.	Limitation of Committee’s Role

While the Committee has the authority, powers, and responsibilities set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable legal, accounting, and other requirements. These are the responsibilities of the Company’s management and the independent registered public accountant.

7.	Charter Amendment

Any member of the Committee may submit to the Board proposed amendments to the Committee Charter. The Board shall circulate any proposed Charter amendment(s) to members of the Committee promptly upon receipt. By a majority vote, the Board may approve the amendments to this Charter.

APPENDIX B

ATTN: CORPORATE SECRETARY
2525 28TH STREET
BOULDER, CO 80301
VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Pharmion Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.
VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Pharmion Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	PHARM1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
PHARMION CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

Vote on Directors		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	For the election of Class I Directors, the three nominees listed below receiving the highest number of votes will be elected	0	0	0

	Nominees:
	01) Brian G. Atwood
	02) M. James Barrett
	03) Edward J. McKinley

Vote On Proposal		For	Against	Abstain

2.	To ratify the appointment of Ernst & Young LLP as Pharmion Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2007	0	0	0

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR Proposals 1 and 2. If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated. 0

MATERIALS ELECTION		Yes	No
As of July 1, 2007, SEC rules permit companies to send you a notice that proxy information is available on the Internet, instead of mailing you a complete set of materials. Check the box to the right if you want to receive a complete set of future proxy materials by mail, at no cost to you. If you do not take action you may receive only a Notice. 0	Please indicate if you plan to attend this meeting.	0	0

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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PHARMION CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
JUNE 6, 2007
The stockholder(s) hereby appoint(s) Patrick J. Mahaffy and Erle T. Mast, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Pharmion Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders, to be held at 8:30 a.m., Mountain Daylight Time, on June 6, 2007, at the Hotel Boulderado, 2115 13th Street, Boulder, Colorado 80302, and any adjournment or postponement thereof.
     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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